CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	141,000,000	$5,541.30

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007 and the Information Supplement dated December 12, 2007)	March 26, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: March 31, 2008

•	Initial valuation date: March 26, 2008

•	Final valuation date: September 25, 2008

•	Maturity date: September 30, 2008

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 2.15%

Put premium: The coupon rate minus the deposit income.

‡	The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ ISIN
Alcoa Inc.	$36.03	PS-8	AA	$1,500,000	11.750%	75%	98.375%	$1,475,625	1.625%	$24,375	E-1756	06738R MQ6/ US06738 RMQ64
American International Group, Inc.	$44.10	PS-10	AIG	$3,000,000	10.250%	60%	98.375%	$2,951,250	1.625%	$48,750	E-1757	06738R MR4/ US06738 RMR48
AK Steel Holding Corporation	$54.95	PS-12	AKS	$3,000,000	13.000%	60%	98.375%	$2,951,250	1.625%	$48,750	E-1758	06738R MS2/ US06738 RMS21
Amazon.com, Inc.	$73.87	PS-14	AMZN	$3,000,000	17.000%	70%	98.375%	$2,951,250	1.625%	$48,750	E-1759	06738R MT0/ US06738 RMT04
Bank of America Corporation	$39.84	PS-16	BAC	$5,000,000	12.500%	70%	98.375%	$4,918,750	1.625%	$81,250	E-1760	06738R MU7/ US06738 RMU76
BB&T Corporation	$33.53	PS-18	BBT	$2,500,000	13.000%	70%	98.375%	$2,459,375	1.625%	$40,625	E-1761	06738R MV5/ US0673 8RMV59
Best Buy Co., Inc	$42.28	PS-20	BBY	$2,000,000	11.750%	75%	98.375%	$1,967,500	1.625%	$32,500	E-1762	06738R MW3/ US06738 RMW33
Sotheby’s Holdings, Inc.	$29.73	PS-22	BID	$2,000,000	15.000%	65%	98.375%	$1,967,500	1.625%	$32,500	E-1763	06738R MX1/ US06738 RMX16
BJ Services Company	$27.78	PS-24	BJS	$3,000,000	10.250%	75%	98.375%	$2,951,250	1.625%	$48,750	E-1764	06738R MY9/ US06738 RMY98
BP p.l.c.	$61.98	PS-26	BP	$3,000,000	8.500%	80%	98.375%	$2,951,250	1.625%	$48,750	E-1765	06738R MZ6/ US06738 RMZ63

Celgene Corporation	$61.82	PS-28	CELG	$3,000,000	14.500%	70%	98.375%	$2,951,250	1.625%	$48,750	E-1766	06738RN A0/ US06738 RNA04
ConocoPhillips	$76.31	PS-30	COP	$4,000,000	10.500%	80%	98.375%	$3,935,000	1.625%	$65,000	E-1767	06738RN B8/ US06738 RNB86
Cisco Systems, Inc.	$24.81	PS-32	CSCO	$4,000,000	10.000%	80%	98.375%	$3,935,000	1.625%	$65,000	E-1768	06738RN C6/ US06738 RNC69
Chevron Corporation	$84.96	PS-34	CVX	$3,000,000	9.500%	80%	98.375%	$2,951,250	1.625%	$48,750	E-1769	06738RN D4/ US06738 RND43
Deere & Company	$80.82	PS-36	DE	$6,000,000	11.000%	70%	98.375%	$5,902,500	1.625%	$97,500	E-1770	06738RN E2/ US06738 RNE26
The Dow Chemical Company	$37.81	PS-38	DOW	$3,000,000	10.375%	80%	98.375%	$2,951,250	1.625%	$48,750	E-1771	06738RN F9/ US06738 RNF90
eBay Inc.	$29.48	PS-40	EBAY	$2,000,000	10.500%	75%	98.375%	$1,967,500	1.625%	$32,500	E-1772	06738RN G7/ US06738 RNG73
Electronic Arts Inc.	$49.46	PS-42	ERTS	$2,000,000	10.250%	75%	98.375%	$1,967,500	1.625%	$32,500	E-1773	06738RN H5/ US06738 RNH56
Freeport-McMoRan Copper & Gold Inc.	$97.44	PS-44	FCX	$2,000,000	9.750%	60%	98.375%	$1,967,500	1.625%	$32,500	E-1774	06738RN J1/ US06738 RNJ13
Forest Laboratories, Inc	$39.28	PS-46	FRX	$2,000,000	10.000%	80%	98.375%	$1,967,500	1.625%	$32,500	E-1775	06738RN K8/ US06738 RNK85
Frontier Oil Corporation	$27.65	PS-48	FTO	$3,000,000	13.000%	60%	98.375%	$2,951,250	1.625%	$48,750	E-1776	06738RN L6/ US06738 RNL68
General Motors Corporation	$19.48	PS-50	GM	$5,000,000	15.750%	50%	98.375%	$4,918,750	1.625%	$81,250	E-1777	06738RN M4/ US06738 RNM42
Garmin Ltd.	$60.89	PS-52	GRMN	$4,500,000	16.250%	60%	98.375%	$4,426,875	1.625%	$73,125	E-1778	06738RN N2/ US06738 RNN25
The Home Depot, Inc.	$28.16	PS-54	HD	$3,000,000	10.750%	75%	98.375%	$2,951,250	1.625%	$48,750	E-1779	06738RN P7/ US06738 RNP72
Hewlett-Packard Company	$47.34	PS-56	HPQ	$3,000,000	9.250%	80%	98.375%	$2,951,250	1.625%	$48,750	E-1780	06738RN Q5/ US06738 RNQ55
Joy Global Inc.	$66.21	PS-58	JOYG	$1,500,000	14.000%	70%	98.375%	$1,475,625	1.625%	$24,375	E-1782	06738RN S1/ US06738 RNS12
JPMorgan Chase & Co.	$44.11	PS-60	JPM	$5,000,000	15.000%	70%	98.375%	$4,918,750	1.625%	$81,250	E-1783	06738RN T9/ US06738 RNT94
Kraft Foods Inc.	$30.82	PS-62	KFT	$5,000,000	9.000%	85%	98.375%	$4,918,750	1.625%	$81,250	E-1784	06738RN U6/ US06738 RNU67
Lehman Brothers Holdings Inc.	$42.49	PS-64	LEH	$4,000,000	20.000%	70%	98.375%	$3,935,000	1.625%	$65,000	E-1785	06738RN V4/ US06738 RNV41
Marathon Oil Corporation	$47.68	PS-66	MRO	$2,000,000	10.250%	70%	98.375%	$1,967,500	1.625%	$32,500	E-1786	06738RN W2/ US06738 RNW24
Mylan Laboratories Inc.	$11.87	PS-68	MYL	$3,500,000	10.250%	60%	98.375%	$3,443,125	1.625%	$56,875	E-1787	06738RN X0/ US06738 RNX07

The Nasdaq Stock Market, Inc.	$41.67	PS-70	NDAQ	$2,500,000	13.000%	70%	98.375%	$2,459,375	1.625%	$40,625	E-1789	06738RN Z5/ US06738 RNZ54
Noble Corporation	$48.94	PS-72	NE	$2,500,000	10.500%	75%	98.375%	$2,459,375	1.625%	$40,625	E-1790	06738RP A8/ US06738 RPA85
NYSE Euronext, Inc.	$63.03	PS-74	NYX	$2,500,000	11.250%	70%	98.375%	$2,459,375	1.625%	$40,625	E-1792	06738RP D2/ US06738 RPD25
Oracle Corporation	$20.94	PS-76	ORCL	$3,000,000	11.000%	80%	98.375%	$2,951,250	1.625%	$48,750	E-1793	06738RP E0/ US06738 RPE08
Petróleo Brasileiro S.A.—PETROBRAS	$104.80	PS-78	PBR	$3,000,000	11.250%	70%	98.375%	$2,951,250	1.625%	$48,750	E-1794	06738RP F7/ US06738 RPF72
Pfizer Inc.	$20.69	PS-80	PFE	$4,000,000	9.125%	80%	98.375%	$3,935,000	1.625%	$65,000	E-1795	06738RP G5/ US06738 RPG55
Research In Motion Limited	$118.15	PS-82	RIMM	$3,000,000	16.250%	60%	98.375%	$2,951,250	1.625%	$48,750	E-1796	06738RP H3/ US06738 RPH39
St. Jude Medical, Inc.	$43.41	PS-84	STJ	$2,000,000	9.000%	80%	98.375%	$1,967,500	1.625%	$32,500	E-1797	06738RP J9/ US06738 RPJ94
Sunoco, Inc.	$53.64	PS-86	SUN	$2,000,000	13.000%	75%	98.375%	$1,967,500	1.625%	$32,500	E-1798	06738RP K6/ US06738 RPK67
Target Corporation	$52.50	PS-88	TGT	$5,000,000	11.250%	70%	98.375%	$4,918,750	1.625%	$81,250	E-1799	06738RP L4/ US06738 RPL41
Tesoro Corporation	$30.73	PS-90	TSO	$3,000,000	13.750%	60%	98.375%	$2,951,250	1.625%	$48,750	E-1800	06738RP M2/ US06738 RPM24
Wells Fargo & Company	$30.81	PS-92	WFC	$5,000,000	12.500%	70%	98.375%	$4,918,750	1.625%	$81,250	E-1803	06738RP Q3/ US06738 RPQ38
Exxon Mobil Corporation	$86.26	PS-94	XOM	$5,000,000	9.500%	80%	98.375%	$4,918,750	1.625%	$81,250	E-1805	06738RP S9/ US06738 RPS93

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page PS-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August 31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page PS-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Nonaluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications. The Company is global, operating in 44 countries. North America is the largest market with 57% of the Company’s revenues. Europe is also a significant market with 25% of the company’s revenues. The Company’s operations consist of six worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Extruded and End Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 1-3610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$39.75	$33.34	$37.74
June 28, 2002	$39.09	$30.17	$33.15
September 30, 2002	$33.80	$18.35	$19.30
December 31, 2002	$26.37	$17.62	$22.78
March 31, 2003	$24.75	$18.45	$19.38
June 30, 2003	$27.19	$18.86	$25.50
September 30, 2003	$29.50	$24.00	$26.16
December 31, 2003	$38.92	$26.29	$38.00
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 30, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 26, 2008*	$39.67	$26.69	$36.03

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $36.03

Protection level: 75.00%

Protection price: $27.02

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.754649

Coupon: 11.75% per annum

Maturity: September 30, 2008

Dividend yield: 1.92% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.875%	100.96%
+90%	5.875%	90.96%
+80%	5.875%	80.96%
+70%	5.875%	70.96%
+60%	5.875%	60.96%
+50%	5.875%	50.96%
+40%	5.875%	40.96%
+30%	5.875%	30.96%
+20%	5.875%	20.96%
+10%	5.875%	10.96%
+5%	5.875%	5.96%

0%	5.875%	0.96%

	Protection Price Ever Breached?
	NO	YES
-5%	5.875%	0.875%	-4.04%
-10%	5.875%	-4.125%	-9.04%
-20%	5.875%	-14.125%	-19.04%
-30%	N/A	-24.125%	-29.04%
-40%	N/A	-34.125%	-39.04%
-50%	N/A	-44.125%	-49.04%
-60%	N/A	-54.125%	-59.04%
-70%	N/A	-64.125%	-69.04%
-80%	N/A	-74.125%	-79.04%
-90%	N/A	-84.125%	-89.04%
-100%	N/A	-94.125%	-99.04%

American International Group, Inc.

According to publicly available information, American International Group, Inc. (the “Company”) a Delaware corporation, is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. The Company’s primary activities include both General Insurance and Life Insurance & Retirement Services operations. At December 31, 2007, the Company and its subsidiaries had approximately 116,000 employees. The Company’s Internet address for its corporate website is www.aigcorporate.com.

The linked share’s SEC file number is 001-08787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$80.00	$66.50	$72.14
June 28, 2002	$75.54	$61.80	$68.23
September 30, 2002	$68.50	$47.75	$54.70
December 31, 2002	$68.25	$51.89	$57.85
March 31, 2003	$63.50	$42.92	$49.45
June 30, 2003	$60.50	$49.46	$55.18
September 30, 2003	$65.10	$54.20	$57.70
December 31, 2003	$66.35	$56.16	$66.28
March 31, 2004	$75.66	$66.40	$71.35
June 30, 2004	$77.36	$68.73	$71.28
September 30, 2004	$72.98	$66.00	$67.99
December 31, 2004	$68.90	$54.30	$65.67
March 31, 2005	$73.45	$54.30	$55.41
June 30, 2005	$58.90	$50.00	$58.10
September 30, 2005	$63.50	$58.05	$61.96
December 30, 2005	$69.40	$60.94	$68.23
March 31, 2006	$71.04	$64.69	$66.09
June 30, 2006	$66.70	$58.55	$59.05
September 29, 2006	$66.80	$57.52	$66.26
December 29, 2006	$72.97	$65.84	$71.66
March 30, 2007	$72.45	$65.38	$67.22
June 29, 2007	$72.97	$66.15	$70.03
September 30, 2007	$70.68	$60.00	$67.65
December 31, 2007	$70.13	$50.86	$58.30
March 26, 2008*	$59.42	$38.50	$44.10

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AIG

Initial price: $44.10

Protection level: 60.00%

Protection price: $26.46

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.675737

Coupon: 10.25% per annum

Maturity: September 30, 2008

Dividend yield: 1.76% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.125%	100.88%
+90%	5.125%	90.88%
+80%	5.125%	80.88%
+70%	5.125%	70.88%
+60%	5.125%	60.88%
+50%	5.125%	50.88%
+40%	5.125%	40.88%
+30%	5.125%	30.88%
+20%	5.125%	20.88%
+10%	5.125%	10.88%
+5%	5.125%	5.88%

0%	5.125%	0.88%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-4.12%
-10%	5.125%	-4.875%	-9.12%
-20%	5.125%	-14.875%	-19.12%
-30%	5.125%	-24.875%	-29.12%
-40%	5.125%	-34.875%	-39.12%
-50%	N/A	-44.875%	-49.12%
-60%	N/A	-54.875%	-59.12%
-70%	N/A	-64.875%	-69.12%
-80%	N/A	-74.875%	-79.12%
-90%	N/A	-84.875%	-89.12%
-100%	N/A	-94.875%	-99.12%

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$14.46	$11.01	$14.30
June 28, 2002	$14.85	$11.50	$12.81
September 30, 2002	$12.75	$7.00	$7.31
December 31, 2002	$8.50	$6.45	$8.00
March 31, 2003	$8.90	$3.25	$3.25
June 30, 2003	$4.06	$2.75	$3.62
September 30, 2003	$3.64	$1.75	$2.00
December 31, 2003	$5.70	$1.80	$5.10
March 31, 2004	$6.39	$4.10	$5.87
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 30, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 26, 2008*	$57.19	$34.20	$54.95

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $54.95

Protection level: 60.00%

Protection price: $32.97

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.198362

Coupon: 13.00% per annum

Maturity: September 30, 2008

Dividend yield: 0.09% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.50%	100.05%
+90%	6.50%	90.05%
+80%	6.50%	80.05%
+70%	6.50%	70.05%
+60%	6.50%	60.05%
+50%	6.50%	50.05%
+40%	6.50%	40.05%
+30%	6.50%	30.05%
+20%	6.50%	20.05%
+10%	6.50%	10.05%
+5%	6.50%	5.05%

0%	6.50%	0.05%

	Protection Price Ever Breached?
	NO	YES
-5%	6.50%	1.50%	-4.95%
-10%	6.50%	-3.50%	-9.95%
-20%	6.50%	-13.50%	-19.95%
-30%	6.50%	-23.50%	-29.95%
-40%	6.50%	-33.50%	-39.95%
-50%	N/A	-43.50%	-49.95%
-60%	N/A	-53.50%	-59.95%
-70%	N/A	-63.50%	-69.95%
-80%	N/A	-73.50%	-79.95%
-90%	N/A	-83.50%	-89.95%
-100%	N/A	-93.50%	-99.95%

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company also generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Additionally, the Company provides services for third-party retailers, marketing and promotional services, and web services for developers.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$16.96	$9.03	$14.30
June 28, 2002	$20.40	$12.52	$16.25
September 30, 2002	$17.93	$12.26	$15.93
December 31, 2002	$25.00	$16.01	$18.89
March 31, 2003	$28.04	$18.55	$26.03
June 30, 2003	$37.24	$24.13	$36.49
September 30, 2003	$51.30	$34.00	$48.36
December 31, 2003	$61.14	$47.00	$52.64
March 31, 2004	$57.82	$39.16	$43.28
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 30, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
March 26, 2008*	$97.43	$61.20	$73.87

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $73.87

Protection level: 70.00%

Protection price: $51.71

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.537295

Coupon: 17.00% per annum

Maturity: September 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.50%	100.00%
+90%	8.50%	90.00%
+80%	8.50%	80.00%
+70%	8.50%	70.00%
+60%	8.50%	60.00%
+50%	8.50%	50.00%
+40%	8.50%	40.00%
+30%	8.50%	30.00%
+20%	8.50%	20.00%
+10%	8.50%	10.00%
+5%	8.50%	5.00%

0%	8.50%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	8.50%	3.50%	-5.00%
-10%	8.50%	-1.50%	-10.00%
-20%	8.50%	-11.50%	-20.00%
-30%	8.50%	-21.50%	-30.00%
-40%	N/A	-31.50%	-40.00%
-50%	N/A	-41.50%	-50.00%
-60%	N/A	-51.50%	-60.00%
-70%	N/A	-61.50%	-70.00%
-80%	N/A	-71.50%	-80.00%
-90%	N/A	-81.50%	-90.00%
-100%	N/A	-91.50%	-100.00%

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in 32 states, the District of Columbia and more than 30 different countries. In the United States, it serves more than 59 million consumer and small business relationships with more than 6,100 retail banking offices, more than 18,500 ATMs and more than 24 million active on-line users.

On October 1, 2007, the Corporation completed the acquisition of ABN AMRO North America Holding Company, parent of LaSalle Bank Corporation. On July 1, 2007, the Corporation completed the acquisition of U.S. Trust Corporation.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$34.81	$28.77	$34.01
June 28, 2002	$38.55	$33.43	$35.18
September 30, 2002	$36.35	$27.59	$31.90
December 31, 2002	$36.00	$26.98	$34.79
March 31, 2003	$36.25	$32.13	$33.42
June 30, 2003	$40.00	$33.60	$39.52
September 30, 2003	$42.45	$37.29	$39.02
December 31, 2003	$41.38	$36.25	$40.22
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 30, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 26, 2008*	$45.08	$33.25	$39.84

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $39.84

Protection level: 70.00%

Protection price: $27.89

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.100402

Coupon: 12.50% per annum

Maturity: September 30, 2008

Dividend yield: 6.42% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.25%	103.21%
+90%	6.25%	93.21%
+80%	6.25%	83.21%
+70%	6.25%	73.21%
+60%	6.25%	63.21%
+50%	6.25%	53.21%
+40%	6.25%	43.21%
+30%	6.25%	33.21%
+20%	6.25%	23.21%
+10%	6.25%	13.21%
+5%	6.25%	8.21%

0%	6.25%	3.21%

	Protection Price Ever Breached?
	NO	YES
-5%	6.25%	1.25%	-1.79%
-10%	6.25%	-3.75%	-6.79%
-20%	6.25%	-13.75%	-16.79%
-30%	6.25%	-23.75%	-26.79%
-40%	N/A	-33.75%	-36.79%
-50%	N/A	-43.75%	-46.79%
-60%	N/A	-53.75%	-56.79%
-70%	N/A	-63.75%	-66.79%
-80%	N/A	-73.75%	-76.79%
-90%	N/A	-83.75%	-86.79%
-100%	N/A	-93.75%	-96.79%

BB&T Corporation

According to publicly available information, BB&T Corporation (the “Company”) is a financial holding company headquartered in Winston-Salem, North Carolina. The Company conducts its business operations primarily through its commercial bank subsidiary, Branch Banking and Trust Company, which has offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. In addition, the Company’s operations consist of several nonbank subsidiaries, which offer financial services products. Substantially all of the loans by the Company’s bank and nonbank subsidiaries are to businesses and individuals in these market areas.

The linked share’s SEC file number is 001-10853.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$39.40	$34.06	$38.11
June 28, 2002	$39.47	$36.32	$38.60
September 30, 2002	$38.68	$31.46	$35.04
December 31, 2002	$38.39	$31.03	$36.99
March 31, 2003	$38.80	$30.66	$31.43
June 30, 2003	$35.93	$31.42	$34.30
September 30, 2003	$38.19	$33.72	$35.91
December 31, 2003	$39.69	$35.98	$38.64
March 31, 2004	$38.79	$34.53	$35.30
June 30, 2004	$37.90	$33.28	$36.97
September 30, 2004	$40.46	$36.39	$39.69
December 31, 2004	$43.25	$38.67	$42.05
March 31, 2005	$42.24	$37.69	$39.08
June 30, 2005	$40.95	$37.04	$39.97
September 30, 2005	$43.00	$38.56	$39.05
December 30, 2005	$43.92	$37.39	$41.91
March 31, 2006	$42.85	$38.24	$39.20
June 30, 2006	$43.45	$39.09	$41.59
September 29, 2006	$44.54	$39.87	$43.78
December 29, 2006	$44.74	$42.48	$43.93
March 30, 2007	$44.30	$39.54	$41.02
June 29, 2007	$43.02	$39.13	$40.68
September 30, 2007	$43.00	$36.95	$40.39
December 31, 2007	$42.61	$30.36	$30.67
March 26, 2008*	$36.96	$25.92	$33.53

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBT

Initial price: $33.53

Protection level: 70.00%

Protection price: $23.47

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.824038

Coupon: 13.00% per annum

Maturity: September 30, 2008

Dividend yield: 5.51% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.50%	102.76%
+90%	6.50%	92.76%
+80%	6.50%	82.76%
+70%	6.50%	72.76%
+60%	6.50%	62.76%
+50%	6.50%	52.76%
+40%	6.50%	42.76%
+30%	6.50%	32.76%
+20%	6.50%	22.76%
+10%	6.50%	12.76%
+5%	6.50%	7.76%

0%	6.50%	2.76%

	Protection Price Ever Breached?
	NO	YES
-5%	6.50%	1.50%	-2.24%
-10%	6.50%	-3.50%	-7.24%
-20%	6.50%	-13.50%	-17.24%
-30%	6.50%	-23.50%	-27.24%
-40%	N/A	-33.50%	-37.24%
-50%	N/A	-43.50%	-47.24%
-60%	N/A	-53.50%	-57.24%
-70%	N/A	-63.50%	-67.24%
-80%	N/A	-73.50%	-77.24%
-90%	N/A	-83.50%	-87.24%
-100%	N/A	-93.50%	-97.24%

Best Buy Co., Inc.

According to publicly available information, Best Buy Co., Inc. (the “Company”) is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services. The Company operates two reportable segments: Domestic and International. The Domestic segment is comprised of all U.S. store and online operations, including Best Buy, Geek Squad, Magnolia Audio Video and Pacific Sales Kitchen and Bath Centers (Pacific Sales). The International segment is comprised of all Canada store and online operations, including Best Buy, Future Shop and Geek Squad, as well as all China store and online operations, including Jiangsu Five Star Appliance Co., Ltd. (Five Star) and the Company’s first Best Buy China store, which opened in Shanghai on December 28, 2006.

At March 3, 2007, the Company operated 121 Future Shop stores throughout all of Canada’s provinces and 47 Canada Best Buy stores in Ontario, Quebec, Alberta, British Columbia, Manitoba and Saskatchewan. At March 3, 2007, the Comapny operated 135 Five Star stores in seven of China’s 34 provinces and one China Best Buy store in Shanghai.

The linked share’s SEC file number is 1-9595.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$35.83	$29.02	$35.20
June 28, 2002	$35.44	$22.35	$24.20
September 30, 2002	$24.85	$12.33	$14.87
December 31, 2002	$20.20	$11.33	$16.10
March 31, 2003	$20.82	$15.77	$17.98
June 30, 2003	$29.95	$17.05	$29.28
September 30, 2003	$36.07	$26.43	$31.68
December 31, 2003	$41.73	$31.63	$34.83
March 31, 2004	$36.69	$30.10	$34.48
June 30, 2004	$37.47	$32.69	$33.83
September 30, 2004	$36.67	$29.25	$36.16
December 31, 2004	$41.47	$35.83	$39.61
March 31, 2005	$40.45	$33.91	$36.01
June 30, 2005	$46.90	$31.99	$45.70
September 30, 2005	$53.13	$40.40	$43.53
December 30, 2005	$51.15	$40.67	$43.48
March 31, 2006	$57.69	$43.32	$55.93
June 30, 2006	$59.50	$48.70	$54.84
September 29, 2006	$56.12	$43.51	$53.56
December 29, 2006	$58.49	$46.95	$49.19
March 30, 2007	$51.80	$45.08	$48.72
June 29, 2007	$49.92	$44.24	$46.67
September 30, 2007	$48.48	$41.85	$46.02
December 31, 2007	$53.90	$44.90	$52.65
March 26, 2008*	$52.98	$38.76	$42.28

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBY

Initial price: $42.28

Protection level: 75.00%

Protection price: $31.71

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.651845

Coupon: 11.75% per annum

Maturity: September 30, 2008

Dividend yield: 1.09% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.875%	100.55%
+90%	5.875%	90.55%
+80%	5.875%	80.55%
+70%	5.875%	70.55%
+60%	5.875%	60.55%
+50%	5.875%	50.55%
+40%	5.875%	40.55%
+30%	5.875%	30.55%
+20%	5.875%	20.55%
+10%	5.875%	10.55%
+5%	5.875%	5.55%

0%	5.875%	0.55%

	Protection Price Ever Breached?
	NO	YES
-5%	5.875%	0.875%	-4.45%
-10%	5.875%	-4.125%	-9.45%
-20%	5.875%	-14.125%	-19.45%
-30%	N/A	-24.125%	-29.45%
-40%	N/A	-34.125%	-39.45%
-50%	N/A	-44.125%	-49.45%
-60%	N/A	-54.125%	-59.45%
-70%	N/A	-64.125%	-69.45%
-80%	N/A	-74.125%	-79.45%
-90%	N/A	-84.125%	-89.45%
-100%	N/A	-94.125%	-99.45%

Sotheby’s Holdings, Inc.

According to publicly available information, Sotheby’s Holdings, Inc. (the “Company”) is one of the world’s two largest auctioneers of authenticated fine art, antiques and decorative art, jewelry and collectibles. In addition to auctioneering, the Company’s Auction segment is engaged in a number of related activities, including the brokering of private purchases and sales of fine art, jewelry and collectibles. The Company also operates as a dealer in works of art through its Dealer segment, conducts art-related financing activities through its Finance segment and is engaged, to a lesser extent, in licensing activities. The Company was initially incorporated in Michigan in August 1983. In June 2006, the Company reincorporated into the State of Delaware.

The linked share’s SEC file number is 1-9750.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$17.40	$12.79	$16.05
June 28, 2002	$15.95	$13.02	$14.25
September 30, 2002	$14.47	$6.88	$7.00
December 31, 2002	$9.70	$6.30	$9.00
March 31, 2003	$9.60	$7.80	$9.18
June 30, 2003	$9.55	$6.42	$7.44
September 30, 2003	$12.15	$7.30	$10.82
December 31, 2003	$14.24	$10.08	$13.66
March 31, 2004	$15.93	$12.17	$12.85
June 30, 2004	$16.58	$12.69	$15.96
September 30, 2004	$17.23	$14.13	$15.72
December 31, 2004	$19.24	$15.10	$18.16
March 31, 2005	$18.68	$15.20	$16.96
June 30, 2005	$18.10	$13.47	$13.70
September 30, 2005	$18.30	$13.65	$16.72
December 30, 2005	$19.44	$15.01	$18.36
March 31, 2006	$29.30	$18.18	$29.04
June 30, 2006	$33.84	$22.78	$26.25
September 29, 2006	$32.92	$25.08	$32.24
December 29, 2006	$38.64	$29.81	$31.02
March 30, 2007	$44.92	$30.23	$44.48
June 29, 2007	$53.25	$43.93	$46.02
September 30, 2007	$53.99	$35.53	$47.79
December 31, 2007	$61.40	$30.80	$38.10
March 26, 2008*	$39.67	$25.30	$29.73

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BID

Initial price: $29.73

Protection level: 65.00%

Protection price: $19.32

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.636058

Coupon: 15.00% per annum

Maturity: September 30, 2008

Dividend yield: 1.87% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.50%	100.94%
+90%	7.50%	90.94%
+80%	7.50%	80.94%
+70%	7.50%	70.94%
+60%	7.50%	60.94%
+50%	7.50%	50.94%
+40%	7.50%	40.94%
+30%	7.50%	30.94%
+20%	7.50%	20.94%
+10%	7.50%	10.94%
+5%	7.50%	5.94%

0%	7.50%	0.94%

	Protection Price Ever Breached?
	NO	YES
-5%	7.50%	2.50%	-4.06%
-10%	7.50%	-2.50%	-9.06%
-20%	7.50%	-12.50%	-19.06%
-30%	7.50%	-22.50%	-29.06%
-40%	N/A	-32.50%	-39.06%
-50%	N/A	-42.50%	-49.06%
-60%	N/A	-52.50%	-59.06%
-70%	N/A	-62.50%	-69.06%
-80%	N/A	-72.50%	-79.06%
-90%	N/A	-82.50%	-89.06%
-100%	N/A	-92.50%	-99.06%

BJ Services Company

Accordingly to publicly available information, BJ Services Company (the “Company”), whose operations trace back to the Byron Jackson Company (founded in 1872), was organized in 1990 under the corporate laws of the state of Delaware. The Company is a worldwide provider of pressure pumping and oilfield services for the petroleum industry. Pressure pumping services consist of cementing and stimulation services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. Oilfield services include completion tools, completion fluids, casing and tubular services, production chemical services, and precommissioning, maintenance and turnaround services in the pipeline and process business, including pipeline inspection.

During the year ended September 30, 2007, the Company generated approximately 84% of its revenue from pressure pumping services and 16% from the oilfield services group. Over the same period, the Company generated approximately 60% of its revenue from United States operations and 40% from international operations.

The linked share’s SEC file number is 001-10570.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$17.95	$12.65	$17.24
June 28, 2002	$19.75	$15.88	$16.94
September 30, 2002	$17.58	$11.50	$13.00
December 31, 2002	$17.73	$12.16	$16.16
March 31, 2003	$18.05	$14.63	$17.20
June 30, 2003	$21.20	$16.90	$18.68
September 30, 2003	$19.60	$16.26	$17.09
December 31, 2003	$18.60	$15.25	$17.95
March 31, 2004	$22.89	$17.43	$21.64
June 30, 2004	$23.88	$19.86	$22.92
September 30, 2004	$26.64	$22.24	$26.21
December 31, 2004	$27.31	$22.28	$23.27
March 31, 2005	$26.24	$21.13	$25.94
June 30, 2005	$27.22	$23.25	$26.24
September 30, 2005	$36.70	$26.15	$35.99
December 30, 2005	$39.78	$30.89	$36.67
March 31, 2006	$42.85	$30.25	$34.60
June 30, 2006	$41.79	$31.81	$37.26
September 29, 2006	$37.96	$27.87	$30.13
December 29, 2006	$34.13	$27.43	$29.32
March 30, 2007	$29.00	$25.55	$27.90
June 29, 2007	$31.26	$27.47	$28.44
September 30, 2007	$29.52	$23.49	$26.55
December 31, 2007	$28.79	$23.12	$24.26
March 26, 2008*	$28.19	$19.97	$27.78

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BJS

Initial price: $27.78

Protection level: 75.00%

Protection price: $20.84

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.997120

Coupon: 10.25% per annum

Maturity: September 30, 2008

Dividend yield: 0.71% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.125%	100.36%
+90%	5.125%	90.36%
+80%	5.125%	80.36%
+70%	5.125%	70.36%
+60%	5.125%	60.36%
+50%	5.125%	50.36%
+40%	5.125%	40.36%
+30%	5.125%	30.36%
+20%	5.125%	20.36%
+10%	5.125%	10.36%
+5%	5.125%	5.36%

0%	5.125%	0.36%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-4.64%
-10%	5.125%	-4.875%	-9.64%
-20%	5.125%	-14.875%	-19.64%
-30%	N/A	-24.875%	-29.64%
-40%	N/A	-34.875%	-39.64%
-50%	N/A	-44.875%	-49.64%
-60%	N/A	-54.875%	-59.64%
-70%	N/A	-64.875%	-69.64%
-80%	N/A	-74.875%	-79.64%
-90%	N/A	-84.875%	-89.64%
-100%	N/A	-94.875%	-99.64%

BP p.l.c.

According to publicly available information, BP p.l.c. (the “Company”) is a global group, with interests and activities held or operated through subsidiaries, jointly controlled entities or associates established in, and subject to the laws and regulations of, many different jurisdictions. These interests and activities covered three business segments in 2007, supported by a number of organizational elements comprising the Company’s functions and regions.

In 2007, the three business segments were Exploration and Production, Refining and Marketing and Gas, Power and Renewables. With effect from 1 January 2008, the Gas, Power and Renewables segment ceased to report separately. Exploration and Production’s activities include oil and natural gas exploration, development and production (upstream activities), together with related pipeline, transportation and processing activities (midstream activities). The activities of Refining and Marketing include the supply and trading, refining, marketing and transportation of crude oil, petroleum and chemicals products. Gas, Power and Renewables activities included marketing and trading of gas and power, marketing of liquefied natural gas (LNG), natural gas liquids (NGLs), and low-carbon power generation through its Alternative Energy business.

The Company provides high-quality technological support for all its businesses through its research and engineering activities. The Company functions to serve the business segments, aiming to achieve coherence across the group, manage risks effectively and achieve economies of scale. The Company has well-established operations in Europe, the U.S., Canada, Russia, South America, Australasia, Asia and parts of Africa. Currently, around 65% of the Company’s capital is invested in Organisation for Economic Co-operation and Development (OECD) countries, with just under 40% of its fixed assets located in the US and around 25% located in Europe.

The linked share’s SEC file number is: 1-6262.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$53.52	$43.75	$53.10
June 28, 2002	$53.98	$46.26	$50.49
September 30, 2002	$51.46	$38.20	$39.90
December 31, 2002	$43.15	$36.25	$40.65
March 31, 2003	$41.94	$34.67	$38.59
June 30, 2003	$45.34	$37.75	$42.02
September 30, 2003	$43.42	$39.25	$42.10
December 31, 2003	$49.59	$41.65	$49.35
March 31, 2004	$51.48	$46.74	$51.20
June 30, 2004	$54.97	$50.75	$53.57
September 30, 2004	$58.99	$51.95	$57.53
December 31, 2004	$62.04	$57.31	$58.40
March 31, 2005	$66.65	$56.60	$62.40
June 30, 2005	$64.94	$57.95	$62.38
September 30, 2005	$72.66	$62.84	$70.85
December 30, 2005	$71.25	$63.27	$64.22
March 31, 2006	$72.88	$65.35	$68.94
June 30, 2006	$76.80	$64.19	$69.61
September 29, 2006	$73.28	$63.82	$65.58
December 29, 2006	$69.45	$63.52	$67.10
March 30, 2007	$67.26	$58.62	$64.75
June 29, 2007	$72.49	$64.42	$72.14
September 30, 2007	$75.25	$61.12	$69.35
December 31, 2007	$79.75	$67.25	$73.17
March 26, 2008*	$75.87	$57.87	$61.98

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BP

Initial price: $61.98

Protection level: 80.00%

Protection price: $49.58

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.134237

Coupon: 8.50% per annum

Maturity: September 30, 2008

Dividend yield: 4.50% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.25%	102.25%
+90%	4.25%	92.25%
+80%	4.25%	82.25%
+70%	4.25%	72.25%
+60%	4.25%	62.25%
+50%	4.25%	52.25%
+40%	4.25%	42.25%
+30%	4.25%	32.25%
+20%	4.25%	22.25%
+10%	4.25%	12.25%
+5%	4.25%	7.25%

0%	4.25%	2.25%

	Protection Price Ever Breached?
	NO	YES
-5%	4.25%	-0.75%	-2.75%
-10%	4.25%	-5.75%	-7.75%
-20%	4.25%	-15.75%	-17.75%
-30%	N/A	-25.75%	-27.75%
-40%	N/A	-35.75%	-37.75%
-50%	N/A	-45.75%	-47.75%
-60%	N/A	-55.75%	-57.75%
-70%	N/A	-65.75%	-67.75%
-80%	N/A	-75.75%	-77.75%
-90%	N/A	-85.75%	-87.75%
-100%	N/A	-95.75%	-97.75%

Celgene Corporation

According to publicly available information, Celgene Corporation (the “Company”) is a global biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory related diseases. The Company’s lead products are: (1) REVLIMID(R) (lenalidomide), which was approved by the U.S. Food and Drug Administration, or FDA, in June 2006 for treatment in combination with dexamethasone for multiple myeloma patients who have received at least one prior therapy and, in December 2005 for treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk myelodysplastic syndromes, or MDS, associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities; and, (2) THALOMID(R) (thalidomide), which gained FDA approval in May 2006 for treatment in combination with dexamethasone of newly diagnosed multiple myeloma patients and which is also approved for the treatment and suppression of cutaneous manifestations of erythema nodosum leprosum, or ENL, an inflammatory complication of leprosy.

For the year ended December 31, 2007, the Company had total revenues and net income of $1.406 billion and $226.4 million, respectively. In November 2007, the Company announced the signing of a definitive merger agreement pursuant to which it agreed to acquire Pharmion Corporation, or Pharmion. On February 5, 2008 the Form S-4 relating to the merger of Pharmion and Celgene was declared effective by the United States Securities and Exchange Commission, or SEC. The merger is expected to be completed in March 2008.

The linked share’s SEC file number is 000-16132.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$8.05	$5.38	$6.19
June 28, 2002	$6.30	$2.83	$3.83
September 30, 2002	$5.34	$2.84	$4.21
December 31, 2002	$6.38	$3.77	$5.37
March 31, 2003	$6.99	$5.04	$6.52
June 30, 2003	$9.28	$6.18	$7.60
September 30, 2003	$12.22	$7.13	$10.83
December 31, 2003	$12.04	$9.13	$11.26
March 31, 2004	$12.23	$9.38	$11.91
June 30, 2004	$15.15	$11.25	$14.32
September 30, 2004	$15.05	$11.67	$14.56
December 31, 2004	$16.29	$12.88	$13.27
March 31, 2005	$17.62	$12.36	$17.03
June 30, 2005	$21.58	$16.61	$20.39
September 30, 2005	$29.41	$19.78	$27.16
December 30, 2005	$32.68	$22.59	$32.40
March 31, 2006	$44.22	$31.51	$44.22
June 30, 2006	$48.39	$36.02	$47.43
September 29, 2006	$49.41	$39.32	$43.30
December 29, 2006	$60.12	$41.68	$57.53
March 30, 2007	$58.60	$49.46	$52.46
June 29, 2007	$66.95	$52.40	$57.33
September 30, 2007	$72.23	$56.56	$71.31
December 31, 2007	$75.44	$41.26	$46.21
March 26, 2008*	$62.08	$46.07	$61.82

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CELG

Initial price: $61.82

Protection level: 70.00%

Protection price: $43.27

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.175995

Coupon: 14.50% per annum

Maturity: September 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.25%	100.00%
+90%	7.25%	90.00%
+80%	7.25%	80.00%
+70%	7.25%	70.00%
+60%	7.25%	60.00%
+50%	7.25%	50.00%
+40%	7.25%	40.00%
+30%	7.25%	30.00%
+20%	7.25%	20.00%
+10%	7.25%	10.00%
+5%	7.25%	5.00%

0%	7.25%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.25%	2.25%	-5.00%
-10%	7.25%	-2.75%	-10.00%
-20%	7.25%	-12.75%	-20.00%
-30%	7.25%	-22.75%	-30.00%
-40%	N/A	-32.75%	-40.00%
-50%	N/A	-42.75%	-50.00%
-60%	N/A	-52.75%	-60.00%
-70%	N/A	-62.75%	-70.00%
-80%	N/A	-72.75%	-80.00%
-90%	N/A	-82.75%	-90.00%
-100%	N/A	-92.75%	-100.00%

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces, transports and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the Company’s investment in new technologies or businesses outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$31.90	$27.65	$31.40
June 28, 2002	$32.05	$27.27	$29.44
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 30, 2007	$90.84	$73.83	$87.77
December 31, 2007	$89.89	$74.18	$88.30
March 26, 2008*	$89.71	$67.85	$76.31

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $76.31

Protection level: 80.00%

Protection price: $61.05

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.104442

Coupon: 10.50% per annum

Maturity: September 30, 2008

Dividend yield: 2.24% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.25%	101.12%
+90%	5.25%	91.12%
+80%	5.25%	81.12%
+70%	5.25%	71.12%
+60%	5.25%	61.12%
+50%	5.25%	51.12%
+40%	5.25%	41.12%
+30%	5.25%	31.12%
+20%	5.25%	21.12%
+10%	5.25%	11.12%
+5%	5.25%	6.12%

0%	5.25%	1.12%

	Protection Price Ever Breached?
	NO	YES
-5%	5.25%	0.25%	-3.88%
-10%	5.25%	-4.75%	-8.88%
-20%	5.25%	-14.75%	-18.88%
-30%	N/A	-24.75%	-28.88%
-40%	N/A	-34.75%	-38.88%
-50%	N/A	-44.75%	-48.88%
-60%	N/A	-54.75%	-58.88%
-70%	N/A	-64.75%	-68.88%
-80%	N/A	-74.75%	-78.88%
-90%	N/A	-84.75%	-88.88%
-100%	N/A	-94.75%	-98.88%

Cisco Systems, Inc.

According to publicly available information, Cisco Systems, Inc. (the “Company”) designs, manufactures and sells networking and other products related to the communications and information technology industry and provides services associated with these products and their use. Its products are installed at corporations, public institutions, telecommunications companies, and businesses of all sizes and are also found in personal residences. The Company provides a broad line of products for transporting data, voice, and video within buildings, across campuses, and around the world. The Company conducts its business globally and are managed geographically in five segments: the United States and Canada; European Markets; Emerging Markets; Asia Pacific; and Japan.

The Company was incorporated in California in December 1984, and its headquarters are in San Jose, California.

The linked share’s SEC file number is 000-18225.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$21.84	$14.15	$16.93
June 28, 2002	$17.55	$12.28	$13.95
September 30, 2002	$15.76	$10.39	$10.48
December 31, 2002	$15.48	$8.12	$13.10
March 31, 2003	$15.63	$12.33	$12.98
June 30, 2003	$19.10	$12.80	$16.69
September 30, 2003	$21.56	$16.57	$19.54
December 31, 2003	$24.60	$19.13	$24.29
March 31, 2004	$29.39	$21.94	$23.52
June 30, 2004	$24.83	$20.68	$23.70
September 30, 2004	$23.68	$17.50	$18.10
December 31, 2004	$20.35	$17.80	$19.30
March 31, 2005	$19.61	$17.13	$17.89
June 30, 2005	$20.25	$17.01	$19.11
September 30, 2005	$20.23	$17.30	$17.93
December 30, 2005	$18.12	$16.83	$17.12
March 31, 2006	$22.00	$17.18	$21.67
June 30, 2006	$22.00	$19.08	$19.53
September 29, 2006	$23.50	$17.10	$23.00
December 29, 2006	$27.96	$22.80	$27.33
March 30, 2007	$28.99	$24.94	$25.53
June 29, 2007	$28.48	$25.31	$27.85
September 30, 2007	$33.37	$27.79	$33.11
December 31, 2007	$34.24	$26.82	$27.07
March 26, 2008*	$27.30	$21.79	$24.81

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSCO

Initial price: $24.81

Protection level: 80.00%

Protection price: $19.85

Physical delivery amount: 40 ($1,000/Initial price)

Fractional shares: 0.306328

Coupon: 10.00% per annum

Maturity: September 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.00%	100.00%
+90%	5.00%	90.00%
+80%	5.00%	80.00%
+70%	5.00%	70.00%
+60%	5.00%	60.00%
+50%	5.00%	50.00%
+40%	5.00%	40.00%
+30%	5.00%	30.00%
+20%	5.00%	20.00%
+10%	5.00%	10.00%
+5%	5.00%	5.00%

0%	5.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.00%	0.00%	-5.00%
-10%	5.00%	-5.00%	-10.00%
-20%	5.00%	-15.00%	-20.00%
-30%	N/A	-25.00%	-30.00%
-40%	N/A	-35.00%	-40.00%
-50%	N/A	-45.00%	-50.00%
-60%	N/A	-55.00%	-60.00%
-70%	N/A	-65.00%	-70.00%
-80%	N/A	-75.00%	-80.00%
-90%	N/A	-85.00%	-90.00%
-100%	N/A	-95.00%	-100.00%

Chevron Corporation

According to publicly available information, Chevron Corporation (the “Company”), a Delaware corporation, manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and foreign subsidiaries that engage in fully integrated petroleum operations, chemicals operations, mining operations of coal and other minerals, power generation and energy services. The Company conducts business activities in the United States and abroad. Exploration and production (upstream) operations consist of exploring for, developing and producing crude oil and natural gas and also marketing natural gas. Refining, marketing and transportation (downstream) operations relate to refining crude oil into finished petroleum products; marketing crude oil and the many products derived from petroleum; and transporting crude oil, natural gas and petroleum products by pipeline, marine vessel, motor equipment and rail car. Chemical operations include the manufacture and marketing of commodity petrochemicals, plastics for industrial uses, and fuel and lubricant oil additives.

As of December 31, 2007, the Company had nearly 65,000 employees (including about 6,000 service station employees). Approximately 31,000, or 48 percent, of the company’s employees were employed in U.S. operations.

The linked share’s SEC file number is 1-368-2.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$45.80	$40.40	$45.14
June 28, 2002	$45.52	$41.82	$44.25
September 30, 2002	$44.47	$32.83	$34.63
December 31, 2002	$37.72	$32.71	$33.24
March 31, 2003	$35.20	$30.67	$32.33
June 30, 2003	$38.12	$31.10	$36.10
September 30, 2003	$37.28	$35.03	$35.73
December 31, 2003	$43.50	$35.63	$43.20
March 31, 2004	$45.71	$42.00	$43.89
June 30, 2004	$47.50	$43.95	$47.06
September 30, 2004	$54.49	$46.21	$53.64
December 31, 2004	$56.07	$50.99	$52.51
March 31, 2005	$63.15	$50.48	$58.31
June 30, 2005	$59.48	$49.85	$55.92
September 30, 2005	$65.98	$56.12	$64.73
December 30, 2005	$65.49	$54.82	$56.77
March 31, 2006	$62.72	$53.78	$57.97
June 30, 2006	$63.65	$55.41	$62.06
September 29, 2006	$68.46	$60.72	$64.86
December 29, 2006	$76.20	$62.23	$73.53
March 30, 2007	$74.98	$65.00	$73.96
June 29, 2007	$85.19	$74.06	$84.24
September 30, 2007	$95.50	$78.25	$93.58
December 31, 2007	$95.20	$81.92	$93.33
March 26, 2008*	$95.21	$76.41	$84.96

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CVX

Initial price: $84.96

Protection level: 80.00%

Protection price: $67.97

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.770245

Coupon: 9.50% per annum

Maturity: September 30, 2008

Dividend yield: 2.75% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.75%	101.38%
+90%	4.75%	91.38%
+80%	4.75%	81.38%
+70%	4.75%	71.38%
+60%	4.75%	61.38%
+50%	4.75%	51.38%
+40%	4.75%	41.38%
+30%	4.75%	31.38%
+20%	4.75%	21.38%
+10%	4.75%	11.38%
+5%	4.75%	6.38%

0%	4.75%	1.38%

	Protection Price Ever Breached?
	NO	YES
-5%	4.75%	-0.25%	-3.62%
-10%	4.75%	-5.25%	-8.62%
-20%	4.75%	-15.25%	-18.62%
-30%	N/A	-25.25%	-28.62%
-40%	N/A	-35.25%	-38.62%
-50%	N/A	-45.25%	-48.62%
-60%	N/A	-55.25%	-58.62%
-70%	N/A	-65.25%	-68.62%
-80%	N/A	-75.25%	-78.62%
-90%	N/A	-85.25%	-88.62%
-100%	N/A	-95.25%	-98.62%

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$24.99	$20.55	$22.78
June 28, 2002	$24.20	$20.82	$23.95
September 30, 2002	$24.59	$18.75	$22.73
December 31, 2002	$25.80	$20.86	$22.93
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 30, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 26, 2008*	$94.71	$71.65	$80.82

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $80.82

Protection level: 70.00%

Protection price: $56.57

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.373175

Coupon: 11.00% per annum

Maturity: September 30, 2008

Dividend yield: 1.50% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.50%	100.75%
+90%	5.50%	90.75%
+80%	5.50%	80.75%
+70%	5.50%	70.75%
+60%	5.50%	60.75%
+50%	5.50%	50.75%
+40%	5.50%	40.75%
+30%	5.50%	30.75%
+20%	5.50%	20.75%
+10%	5.50%	10.75%
+5%	5.50%	5.75%

0%	5.50%	0.75%

	Protection Price Ever Breached?
	NO	YES
-5%	5.50%	0.50%	-4.25%
-10%	5.50%	-4.50%	-9.25%
-20%	5.50%	-14.50%	-19.25%
-30%	5.50%	-24.50%	-29.25%
-40%	N/A	-34.50%	-39.25%
-50%	N/A	-44.50%	-49.25%
-60%	N/A	-54.50%	-59.25%
-70%	N/A	-64.50%	-69.25%
-80%	N/A	-74.50%	-79.25%
-90%	N/A	-84.50%	-89.25%
-100%	N/A	-94.50%	-99.25%

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (the “Company”) was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. The Company is a diversified chemical company that offers a broad range of innovative chemical, plastic and agricultural products and services to customers in approximately 160 countries. In 2006, the Company had annual sales of $53.5 billion and employed approximately 45,900 people worldwide. The Company has 150 manufacturing sites in 35 countries and produces approximately 3,100 products.

The linked share’s SEC file number is 001-03433.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$37.00	$23.68	$32.72
June 28, 2002	$34.59	$29.71	$34.38
September 30, 2002	$34.73	$24.80	$27.31
December 31, 2002	$32.20	$24.10	$29.70
March 31, 2003	$31.30	$24.83	$27.61
June 30, 2003	$32.95	$27.20	$30.96
September 30, 2003	$35.89	$30.26	$32.54
December 31, 2003	$42.00	$32.56	$41.57
March 31, 2004	$44.21	$37.49	$40.28
June 30, 2004	$42.45	$36.36	$40.70
September 30, 2004	$45.40	$37.95	$45.18
December 31, 2004	$51.34	$41.82	$49.51
March 31, 2005	$56.75	$47.60	$49.85
June 30, 2005	$50.49	$42.95	$44.53
September 30, 2005	$49.36	$40.20	$41.67
December 30, 2005	$47.21	$40.55	$43.82
March 31, 2006	$45.15	$40.26	$40.60
June 30, 2006	$43.10	$37.01	$39.03
September 29, 2006	$39.97	$33.00	$38.98
December 29, 2006	$41.55	$38.13	$39.94
March 30, 2007	$47.26	$39.02	$45.86
June 29, 2007	$47.60	$43.71	$44.22
September 30, 2007	$47.96	$38.89	$43.06
December 31, 2007	$47.39	$39.20	$39.42
March 26, 2008*	$40.00	$33.01	$37.81

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DOW

Initial price: $37.81

Protection level: 80.00%

Protection price: $30.25

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.448030

Coupon: 10.375 per annum

Maturity: September 30, 2008

Dividend yield: 5.57% per annum

Coupon amount per monthly: $8.65

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.188%	102.79%
+90%	5.188%	92.79%
+80%	5.188%	82.79%
+70%	5.188%	72.79%
+60%	5.188%	62.79%
+50%	5.188%	52.79%
+40%	5.188%	42.79%
+30%	5.188%	32.79%
+20%	5.188%	22.79%
+10%	5.188%	12.79%
+5%	5.188%	7.79%

0%	5.188%	2.79%

	Protection Price Ever Breached?
	NO	YES
-5%	5.188%	0.188%	-2.21%
-10%	5.188%	-4.812%	-7.21%
-20%	5.188%	-14.812%	-17.21%
-30%	N/A	-24.812%	-27.21%
-40%	N/A	-34.812%	-37.21%
-50%	N/A	-44.812%	-47.21%
-60%	N/A	-54.812%	-57.21%
-70%	N/A	-64.812%	-67.21%
-80%	N/A	-74.812%	-77.21%
-90%	N/A	-84.812%	-87.21%
-100%	N/A	-94.812%	-97.21%

eBay Inc.

According to publicly available information, eBay Inc. (the “Company”) was formed as a sole proprietorship in September 1995 and was incorporated in California in May 1996. In April 1998, the Company reincorporated in Delaware and in September 1998 it completed the initial public offering of the Company’s common stock.

The Company’s purpose is to pioneer new communities around the world built on commerce, sustained by trust and inspired by opportunity. To achieve this purpose, the Company operates three primary business segments: Marketplaces, Payments and Communications. The Company provides online marketplaces for the sale of goods and services, online payments services and online communication offerings to a diverse community of individuals and businesses.

The linked share’s SEC file number is 000-24821.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$17.38	$12.21	$14.16
June 28, 2002	$16.03	$12.31	$15.41
September 30, 2002	$15.62	$12.76	$13.20
December 31, 2002	$17.71	$12.56	$16.96
March 31, 2003	$22.61	$16.88	$21.32
June 30, 2003	$26.06	$21.38	$26.05
September 30, 2003	$29.47	$24.94	$26.76
December 31, 2003	$32.40	$25.32	$32.30
March 31, 2004	$36.02	$31.30	$34.67
June 30, 2004	$47.06	$34.53	$45.98
September 30, 2004	$47.95	$35.93	$45.97
December 31, 2004	$59.21	$45.22	$58.14
March 31, 2005	$58.89	$35.00	$37.26
June 30, 2005	$40.94	$30.80	$33.01
September 30, 2005	$44.98	$32.75	$41.20
December 30, 2005	$47.60	$37.22	$43.25
March 31, 2006	$47.86	$36.93	$39.06
June 30, 2006	$40.82	$28.20	$29.29
September 29, 2006	$29.48	$22.83	$28.36
December 29, 2006	$33.99	$27.00	$30.07
March 30, 2007	$34.34	$28.60	$33.15
June 29, 2007	$35.41	$30.41	$32.18
September 30, 2007	$39.49	$31.87	$39.02
December 31, 2007	$40.73	$30.95	$33.19
March 26, 2008*	$33.51	$25.33	$29.48

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EBAY

Initial price: $29.48

Protection level: 75.00%

Protection price: $22.11

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.921303

Coupon: 10.50% per annum

Maturity: September 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.25%	100.00%
+90%	5.25%	90.00%
+80%	5.25%	80.00%
+70%	5.25%	70.00%
+60%	5.25%	60.00%
+50%	5.25%	50.00%
+40%	5.25%	40.00%
+30%	5.25%	30.00%
+20%	5.25%	20.00%
+10%	5.25%	10.00%
+5%	5.25%	5.00%

0%	5.25%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.25%	0.25%	-5.00%
-10%	5.25%	-4.75%	-10.00%
-20%	5.25%	-14.75%	-20.00%
-30%	N/A	-24.75%	-30.00%
-40%	N/A	-34.75%	-40.00%
-50%	N/A	-44.75%	-50.00%
-60%	N/A	-54.75%	-60.00%
-70%	N/A	-64.75%	-70.00%
-80%	N/A	-74.75%	-80.00%
-90%	N/A	-84.75%	-90.00%
-100%	N/A	-94.75%	-100.00%

Electronic Arts Inc.

According to publicly available information, Electronic Arts Inc. (the “Company”) develops, markets, publishes and distributes interactive software games that are playable by consumers on home video game consoles (such as the Sony PlayStation® 3, Microsoft Xbox 360™ and Nintendo Wii™), personal computers, mobile platforms (including cellular handsets and handheld game players such as the PlayStation® Portable and the Nintendo DS™) and online (over the Internet and other proprietary online networks). Some of the Company’s games are based on content that is license from others (e.g., Madden NFL Football, The Godfather and FIFA Soccer), and some of its games are based on its own wholly-owned intellectual property (e.g., The Sims™, Need for Speed™ and BLACK™). The Company’s goal is to publish titles with mass-market appeal, which often means translating and localizing them for sale in non-English speaking countries. In addition, the Company also attempts to create software game “franchises” that allow it to publish new titles on a recurring basis that are based on the same property. Examples of this franchise approach are the annual iterations of the Company’s sports-based products (e.g., Madden NFL Football, NCAA® Football and FIFA Soccer), wholly-owned properties that can be successfully sequeled (e.g., The Sims, Need for Speed and Battlefield) and titles based on long-lived literary and/or movie properties (e.g., Lord of the Rings and Harry Potter).

The linked share’s SEC file number is 0-17948.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$31.85	$25.25	$30.40
June 28, 2002	$33.49	$26.75	$33.03
September 30, 2002	$34.50	$26.23	$32.98
December 31, 2002	$36.22	$24.74	$24.89
March 31, 2003	$30.23	$23.76	$29.32
June 30, 2003	$39.70	$28.10	$37.00
September 30, 2003	$48.50	$36.55	$46.12
December 31, 2003	$52.89	$40.60	$47.78
March 31, 2004	$54.73	$43.43	$53.96
June 30, 2004	$55.91	$47.42	$54.55
September 30, 2004	$55.01	$44.90	$45.99
December 31, 2004	$63.60	$43.38	$61.68
March 31, 2005	$70.98	$51.75	$51.78
June 30, 2005	$59.83	$47.47	$56.61
September 30, 2005	$63.12	$55.22	$56.89
December 30, 2005	$61.96	$51.04	$52.31
March 31, 2006	$58.59	$50.14	$54.72
June 30, 2006	$57.80	$39.99	$43.04
September 29, 2006	$57.74	$41.38	$55.68
December 29, 2006	$59.85	$50.29	$50.36
March 30, 2007	$54.39	$47.96	$50.36
June 29, 2007	$54.67	$46.27	$47.32
September 30, 2007	$57.08	$47.58	$55.99
December 31, 2007	$61.62	$53.28	$58.41
March 26, 2008*	$58.35	$43.64	$49.46

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ERTS

Initial price: $49.46

Protection level: 75.00%

Protection price: $37.10

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.218358

Coupon: 10.25% per annum

Maturity: September 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.125%	100.00%
+90%	5.125%	90.00%
+80%	5.125%	80.00%
+70%	5.125%	70.00%
+60%	5.125%	60.00%
+50%	5.125%	50.00%
+40%	5.125%	40.00%
+30%	5.125%	30.00%
+20%	5.125%	20.00%
+10%	5.125%	10.00%
+5%	5.125%	5.00%

0%	5.125%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-5.00%
-10%	5.125%	-4.875%	-10.00%
-20%	5.125%	-14.875%	-20.00%
-30%	N/A	-24.875%	-30.00%
-40%	N/A	-34.875%	-40.00%
-50%	N/A	-44.875%	-50.00%
-60%	N/A	-54.875%	-60.00%
-70%	N/A	-64.875%	-70.00%
-80%	N/A	-74.875%	-80.00%
-90%	N/A	-84.875%	-90.00%
-100%	N/A	-94.875%	-100.00%

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On March 19, 2007, the Company acquired Phelps Dodge, a fully integrated producer of copper and molybdenum, with mines in North and South America, processing capabilities for other by-product minerals and several development projects, including Tenke Fungurume in the Democratic Republic of Congo (DRC).

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$17.80	$13.06	$17.62
June 28, 2002	$20.83	$16.60	$17.85
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 30, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 26, 2008*	$107.37	$69.10	$97.44

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $97.44

Protection level: 60.00%

Protection price: $58.46

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.262726

Coupon: 9.75% per annum

Maturity: September 30, 2008

Dividend yield: 1.41% per annum

Coupon amount per monthly: $8.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.875%	100.71%
+90%	4.875%	90.71%
+80%	4.875%	80.71%
+70%	4.875%	70.71%
+60%	4.875%	60.71%
+50%	4.875%	50.71%
+40%	4.875%	40.71%
+30%	4.875%	30.71%
+20%	4.875%	20.71%
+10%	4.875%	10.71%
+5%	4.875%	5.71%

0%	4.875%	0.71%

	Protection Price Ever Breached?
	NO	YES
-5%	4.875%	-0.125%	-4.29%
-10%	4.875%	-5.125%	-9.29%
-20%	4.875%	-15.125%	-19.29%
-30%	4.875%	-25.125%	-29.29%
-40%	4.875%	-35.125%	-39.29%
-50%	N/A	-45.125%	-49.29%
-60%	N/A	-55.125%	-59.29%
-70%	N/A	-65.125%	-69.29%
-80%	N/A	-75.125%	-79.29%
-90%	N/A	-85.125%	-89.29%
-100%	N/A	-95.125%	-99.29%

Forest Laboratories, Inc.

According to publicly available information, Forest Laboratories, Inc. (the “Company”) and its subsidiaries develop, manufacture and sell both branded and generic forms of ethical drug products which require a physician’s prescription, as well as non-prescription pharmaceutical products sold over-the-counter. The Company’s most important United States products consist of branded ethical drug specialties marketed directly, or “detailed,” to physicians by the Company’s Forest Pharmaceuticals, Forest Therapeutics, Forest Healthcare, Forest Ethicare and Forest Specialty Sales salesforces. The Company emphasizes detailing to physicians of those branded ethical drugs which the Company believes have the most potential for growth and benefit to patients, and the development and introduction of new products, including products developed in collaboration with licensing partners. The Company’s products include those developed by the Company and those acquired from other pharmaceutical companies and integrated into the Company’s marketing and distribution systems. The Company is a Delaware corporation organized in 1956, and its principal executive offices are located at 909 Third Avenue, New York, New York 10022 (telephone number 212-421-7850). The Company’s corporate website address is http://www.frx.com.

The linked share’s SEC file number is: 1-5438.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$42.50	$38.08	$40.85
June 28, 2002	$41.75	$34.15	$35.40
September 30, 2002	$41.73	$32.13	$41.01
December 31, 2002	$54.98	$42.98	$49.11
March 31, 2003	$56.35	$44.50	$53.97
June 30, 2003	$61.33	$47.50	$54.75
September 30, 2003	$56.19	$41.86	$51.45
December 31, 2003	$63.23	$45.85	$61.80
March 31, 2004	$78.00	$61.50	$71.62
June 30, 2004	$75.40	$55.08	$56.63
September 30, 2004	$57.24	$41.10	$44.98
December 31, 2004	$49.07	$36.20	$44.86
March 31, 2005	$45.14	$36.25	$36.95
June 30, 2005	$40.76	$32.46	$38.85
September 30, 2005	$45.20	$37.96	$38.97
December 30, 2005	$42.44	$34.57	$40.68
March 31, 2006	$48.51	$39.60	$44.63
June 30, 2006	$44.99	$36.18	$38.69
September 29, 2006	$51.51	$37.82	$50.61
December 29, 2006	$54.68	$46.34	$50.60
March 30, 2007	$57.97	$50.00	$51.44
June 29, 2007	$56.65	$44.51	$45.65
September 30, 2007	$47.53	$35.54	$37.29
December 31, 2007	$41.00	$34.89	$36.45
March 26, 2008*	$42.76	$35.10	$39.28

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FRX

Initial price: $39.28

Protection level: 80.00%

Protection price: $31.42

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.458248

Coupon: 10.00% per annum

Maturity: September 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.00%	100.00%
+90%	5.00%	90.00%
+80%	5.00%	80.00%
+70%	5.00%	70.00%
+60%	5.00%	60.00%
+50%	5.00%	50.00%
+40%	5.00%	40.00%
+30%	5.00%	30.00%
+20%	5.00%	20.00%
+10%	5.00%	10.00%
+5%	5.00%	5.00%

0%	5.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.00%	0.00%	-5.00%
-10%	5.00%	-5.00%	-10.00%
-20%	5.00%	-15.00%	-20.00%
-30%	N/A	-25.00%	-30.00%
-40%	N/A	-35.00%	-40.00%
-50%	N/A	-45.00%	-50.00%
-60%	N/A	-55.00%	-60.00%
-70%	N/A	-65.00%	-70.00%
-80%	N/A	-75.00%	-80.00%
-90%	N/A	-85.00%	-90.00%
-100%	N/A	-95.00%	-100.00%

Frontier Oil Corporation

According to publicly available information, Frontier Oil Corporation (the “Company”) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. The Company operates refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 162,000 barrels per day. In February 2007, the Company acquired Ethanol Management Company (“EMC”) for approximately $3.1 million cash. EMC’s primary assets are a 25,000 bpd products terminal and blending facility located near Denver, Colorado. The Company owned, until their sale in September 2007, a 34.72% interest in a crude oil pipeline in Wyoming and a 50% interest in two crude oil tanks in Guernsey, Wyoming, both of which were accounted for as undivided interests. Each of these assets and the associated liabilities, revenues and expenses were reported on a proportionate gross basis until their sale in September 2007.

The linked share’s SEC file number is 001-07627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$5.48	$3.99	$5.37
June 28, 2002	$5.69	$3.67	$4.40
September 30, 2002	$4.38	$2.87	$3.10
December 31, 2002	$4.40	$2.67	$4.31
March 31, 2003	$4.56	$3.50	$4.28
June 30, 2003	$4.54	$3.77	$3.80
September 30, 2003	$4.04	$3.48	$3.68
December 31, 2003	$4.45	$3.70	$4.31
March 31, 2004	$4.96	$4.02	$4.85
June 30, 2004	$5.30	$4.25	$5.30
September 30, 2004	$5.93	$4.56	$5.90
December 31, 2004	$6.73	$5.56	$6.67
March 31, 2005	$9.23	$5.98	$9.07
June 30, 2005	$14.91	$9.23	$14.68
September 30, 2005	$23.04	$13.42	$22.18
December 30, 2005	$22.94	$15.78	$18.77
March 31, 2006	$30.53	$19.02	$29.68
June 30, 2006	$32.95	$23.75	$32.40
September 29, 2006	$37.60	$24.33	$26.58
December 29, 2006	$32.99	$24.01	$28.74
March 30, 2007	$33.75	$25.47	$32.64
June 29, 2007	$45.75	$31.96	$43.77
September 30, 2007	$49.10	$31.61	$41.64
December 31, 2007	$49.11	$39.54	$40.58
March 26, 2008*	$41.00	$25.23	$27.65

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FTO

Initial price: $27.65

Protection level: 60.00%

Protection price: $16.59

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.166365

Coupon: 13.00% per annum

Maturity: September 30, 2008

Dividend yield: 0.87% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.50%	100.44%
+90%	6.50%	90.44%
+80%	6.50%	80.44%
+70%	6.50%	70.44%
+60%	6.50%	60.44%
+50%	6.50%	50.44%
+40%	6.50%	40.44%
+30%	6.50%	30.44%
+20%	6.50%	20.44%
+10%	6.50%	10.44%
+5%	6.50%	5.44%

0%	6.50%	0.44%

	Protection Price Ever Breached?
	NO	YES
-5%	6.50%	1.50%	-4.56%
-10%	6.50%	-3.50%	-9.56%
-20%	6.50%	-13.50%	-19.56%
-30%	6.50%	-23.50%	-29.56%
-40%	6.50%	-33.50%	-39.56%
-50%	N/A	-43.50%	-49.56%
-60%	N/A	-53.50%	-59.56%
-70%	N/A	-63.50%	-69.56%
-80%	N/A	-73.50%	-79.56%
-90%	N/A	-83.50%	-89.56%
-100%	N/A	-93.50%	-99.56%

P-32

General Motors Corporation

According to publicly available information, General Motors Corporation (the “Company”) is incorporated in 1916 under the laws of the State of Delaware. The Company is primarily engaged in the worldwide development, production, and marketing of cars, trucks, and parts. The Company develops, manufactures, and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East, and GM Asia Pacific. The Company’s total worldwide car and truck deliveries were 9.1 million, 9.2 million, and 9 million, for 2006, 2005, and 2004, respectively. Substantially all of the Company’s cars, trucks, and parts are marketed through retail dealers in North America, and through distributors and dealers outside of North America, the substantial majority of which are independently owned.

The linked share’s SEC file number is 001-00043.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$62.01	$47.92	$60.45
June 28, 2002	$68.09	$50.77	$53.45
September 30, 2002	$54.08	$38.15	$38.90
December 31, 2002	$41.50	$30.83	$36.86
March 31, 2003	$41.12	$29.75	$33.62
June 30, 2003	$39.35	$32.84	$36.00
September 30, 2003	$43.23	$35.00	$40.93
December 31, 2003	$54.37	$40.04	$53.40
March 31, 2004	$55.55	$44.72	$47.10
June 30, 2004	$50.04	$42.88	$46.59
September 30, 2004	$46.93	$40.53	$42.48
December 31, 2004	$43.29	$36.90	$40.06
March 31, 2005	$40.77	$28.00	$29.39
June 30, 2005	$36.64	$24.68	$34.00
September 30, 2005	$37.69	$30.21	$30.61
December 30, 2005	$31.50	$18.34	$19.42
March 31, 2006	$24.59	$18.47	$21.27
June 30, 2006	$30.42	$19.00	$29.79
September 29, 2006	$33.62	$27.12	$33.26
December 29, 2006	$36.54	$28.49	$30.72
March 30, 2007	$37.24	$28.81	$30.64
June 29, 2007	$38.66	$28.86	$37.80
September 30, 2007	$38.27	$29.10	$36.70
December 31, 2007	$43.02	$24.50	$24.89
March 26, 2008*	$29.28	$17.47	$19.48

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GM

Initial price: $19.48

Protection level: 50.00%

Protection price: $9.74

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.334702

Coupon: 15.75% per annum

Maturity: September 30, 2008

Dividend yield: 5.19% per annum

Coupon amount per monthly: $13.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.875%	102.60%
+90%	7.875%	92.60%
+80%	7.875%	82.60%
+70%	7.875%	72.60%
+60%	7.875%	62.60%
+50%	7.875%	52.60%
+40%	7.875%	42.60%
+30%	7.875%	32.60%
+20%	7.875%	22.60%
+10%	7.875%	12.60%
+5%	7.875%	7.60%

0%	7.875%	2.60%

	Protection Price Ever Breached?
	NO	YES
-5%	7.875%	2.825%	-2.40%
-10%	7.875%	-2.125%	-7.40%
-20%	7.875%	-12.125%	-17.40%
-30%	7.875%	-22.125%	-27.40%
-40%	7.875%	-32.125%	-37.40%
-50%	7.875%	-42.125%	-47.40%
-60%	N/A	-52.125%	-57.40%
-70%	N/A	-62.125%	-67.40%
-80%	N/A	-72.125%	-77.40%
-90%	N/A	-82.125%	-87.40%
-100%	N/A	-92.125%	-97.40%

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 31 million products, which includes the delivery of over 12.3 million products during 2007. The Company’s target markets are currently broken down into four main segments - automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$11.48	$9.30	$11.46
June 28, 2002	$12.13	$10.68	$11.03
September 30, 2002	$11.07	$9.03	$9.28
December 31, 2002	$15.17	$8.85	$14.65
March 31, 2003	$18.60	$13.68	$17.90
June 30, 2003	$25.85	$17.44	$19.94
September 30, 2003	$23.75	$17.85	$20.94
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 30, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 26, 2008*	$95.58	$52.87	$60.89

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $60.89

Protection level: 60.00%

Protection price: $36.53

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.423058

Coupon: 16.25% per annum

Maturity: September 30, 2008

Dividend yield: 1.27% per annum

Coupon amount per monthly: $13.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.125%	100.64%
+90%	8.125%	90.64%
+80%	8.125%	80.64%
+70%	8.125%	70.64%
+60%	8.125%	60.64%
+50%	8.125%	50.64%
+40%	8.125%	40.64%
+30%	8.125%	30.64%
+20%	8.125%	20.64%
+10%	8.125%	10.64%
+5%	8.125%	5.64%

0%	8.125%	0.64%

	Protection Price Ever Breached?
	NO	YES
-5%	8.125%	3.125%	-4.36%
-10%	8.125%	-1.875%	-9.36%
-20%	8.125%	-11.875%	-19.36%
-30%	8.125%	-21.875%	-29.36%
-40%	8.125%	-31.875%	-39.36%
-50%	N/A	-41.875%	-49.36%
-60%	N/A	-51.875%	-59.36%
-70%	N/A	-61.875%	-69.36%
-80%	N/A	-71.875%	-79.36%
-90%	N/A	-81.875%	-89.36%
-100%	N/A	-91.875%	-99.36%

The Home Depot, Inc.

According to publicly available information, The Home Depot, Inc. (the “Company”) is a home improvement retailer and the second largest retailer in the United States, based on Net Sales for the fiscal year ended January 28, 2007. As of the end of fiscal 2006, The company operates 2,147 stores, most of which are The Home Depot stores. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2006, the Company had 2,100 The Home Depot stores located throughout the United States. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2006, the Company had 2,100 The Home Depot stores located throughout the United States (including the territories of Puerto Rico and the Virgin Islands), Canada, China and Mexico., Canada, China and Mexico.

The linked share’s SEC file number is 001-08207.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$52.60	$46.90	$48.61
June 28, 2002	$50.46	$34.90	$36.73
September 30, 2002	$38.50	$24.75	$26.10
December 31, 2002	$31.30	$23.01	$23.96
March 31, 2003	$25.80	$20.10	$24.36
June 30, 2003	$34.70	$23.99	$33.12
September 30, 2003	$34.70	$30.15	$31.85
December 31, 2003	$37.89	$32.09	$35.49
March 31, 2004	$37.64	$34.71	$37.36
June 30, 2004	$37.38	$32.34	$35.20
September 30, 2004	$39.72	$32.40	$39.20
December 31, 2004	$44.30	$38.31	$42.74
March 31, 2005	$43.26	$37.44	$38.24
June 30, 2005	$40.80	$34.56	$38.90
September 30, 2005	$43.97	$37.20	$38.14
December 30, 2005	$43.25	$37.52	$40.48
March 31, 2006	$43.94	$38.50	$42.30
June 30, 2006	$42.91	$35.63	$35.79
September 29, 2006	$37.63	$32.85	$36.27
December 29, 2006	$40.37	$35.55	$40.16
March 30, 2007	$42.01	$36.35	$36.74
June 29, 2007	$41.19	$36.60	$39.35
September 30, 2007	$41.01	$31.85	$32.44
December 31, 2007	$34.55	$25.57	$26.94
March 26, 2008*	$31.08	$23.77	$28.16

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HD

Initial price: $28.16

Protection level: 75.00%

Protection price: $21.12

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.511364

Coupon: 10.75% per annum

Maturity: September 30, 2008

Dividend yield: 3.24% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.375%	101.62%
+90%	5.375%	91.62%
+80%	5.375%	81.62%
+70%	5.375%	71.62%
+60%	5.375%	61.62%
+50%	5.375%	51.62%
+40%	5.375%	41.62%
+30%	5.375%	31.62%
+20%	5.375%	21.62%
+10%	5.375%	11.62%
+5%	5.375%	6.62%

0%	5.375%	1.62%

	Protection Price Ever Breached?
	NO	YES
-5%	5.375%	0.375%	-3.38%
-10%	5.375%	-4.625%	-8.38%
-20%	5.375%	-14.625%	-18.38%
-30%	N/A	-24.625%	-28.38%
-40%	N/A	-34.625%	-38.38%
-50%	N/A	-44.625%	-48.38%
-60%	N/A	-54.625%	-58.38%
-70%	N/A	-64.625%	-68.38%
-80%	N/A	-74.625%	-78.38%
-90%	N/A	-84.625%	-88.38%
-100%	N/A	-94.625%	-98.38%

Hewlett-Packard Company

According to publicly available information, Hewlett-Packard Company (the “Company”) is a leading global provider of products, technologies, software, solutions and services to individual consumers, small and medium sized businesses, large enterprises, including the public and education sectors. Its offerings span personal computing and other access devices, imaging and printing-related products and services, enterprise information technology infrastructure, including enterprise storage and server technology, enterprise system and network management software, and multi-vendor customer services, including technology support and maintenance, consulting and integration and managed services.

The Company was incorporated in 1947 under the laws of the State of California as the successor to a partnership founded in 1939 by William R. Hewlett and David Packard. Effective in May 1998, it changed its state of incorporation from California to Delaware.

The linked share’s SEC file number is 1-4423.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$24.12	$17.52	$17.94
June 28, 2002	$20.63	$14.00	$15.28
September 30, 2002	$16.40	$10.75	$11.67
December 31, 2002	$20.60	$10.93	$17.36
March 31, 2003	$21.20	$14.18	$15.55
June 30, 2003	$22.80	$15.20	$21.30
September 30, 2003	$23.70	$19.10	$19.36
December 31, 2003	$23.70	$19.42	$22.97
March 31, 2004	$26.28	$21.07	$22.84
June 30, 2004	$23.73	$19.21	$21.10
September 30, 2004	$20.86	$16.10	$18.75
December 31, 2004	$21.58	$17.59	$20.97
March 31, 2005	$22.20	$18.90	$21.94
June 30, 2005	$24.70	$19.85	$23.51
September 30, 2005	$29.50	$23.07	$29.20
December 30, 2005	$30.24	$26.50	$28.63
March 31, 2006	$34.51	$28.37	$32.90
June 30, 2006	$34.40	$29.69	$31.68
September 29, 2006	$37.25	$30.00	$36.69
December 29, 2006	$41.69	$36.70	$41.19
March 30, 2007	$43.72	$38.15	$40.14
June 29, 2007	$46.29	$40.05	$44.62
September 30, 2007	$51.09	$43.64	$49.79
December 31, 2007	$53.48	$47.45	$50.48
March 26, 2008*	$50.98	$39.99	$47.34

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HPQ

Initial price: $47.34

Protection level: 80.00%

Protection price: $37.87

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.123785

Coupon: 9.25% per annum

Maturity: September 30, 2008

Dividend yield: 0.69% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.625%	100.35%
+90%	4.625%	90.35%
+80%	4.625%	80.35%
+70%	4.625%	70.35%
+60%	4.625%	60.35%
+50%	4.625%	50.35%
+40%	4.625%	40.35%
+30%	4.625%	30.35%
+20%	4.625%	20.35%
+10%	4.625%	10.35%
+5%	4.625%	5.35%

0%	4.625%	0.35%

	Protection Price Ever Breached?
	NO	YES
-5%	4.625%	-0.375%	-4.65%
-10%	4.625%	-5.375%	-9.65%
-20%	4.625%	-15.375%	-19.65%
-30%	N/A	-25.375%	-29.65%
-40%	N/A	-35.375%	-39.65%
-50%	N/A	-45.375%	-49.65%
-60%	N/A	-55.375%	-59.65%
-70%	N/A	-65.375%	-69.65%
-80%	N/A	-75.375%	-79.65%
-90%	N/A	-85.375%	-89.65%
-100%	N/A	-95.375%	-99.65%

Joy Global Inc.

According to publicly available information, Joy Global Inc. (the “Company”) is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. The Company’s equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands and other minerals. The Company operates in two business segments: underground mining machinery (Joy Mining Machinery or “Joy”) and surface mining equipment (P&H Mining Equipment or “P&H”). Joy manufactures underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. It has facilities in Australia, South Africa, the United Kingdom, and the United States as well as sales offices and service facilities in China, India, Poland, and Russia. Joy products include: continuous miners; longwall shearers; powered roof supports; armored face conveyors; shuttle cars; flexible conveyor trains; complete longwall mining systems (consisting of powered roof supports, an armored face conveyor and a longwall shearer); and roof bolters. Joy also maintains a network of service and replacement parts distribution centers to rebuild and service equipment and to sell replacement parts in support of its installed base. P&H produces surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. P&H products include electric mining shovels and rotary blasthole drills and walking draglines for open-pit mining operations. P&H has facilities in Australia, Brazil, Canada, Chile, China, South Africa, and the United States, as well as sales offices in India, Mexico, Peru, Russia, the United Kingdom and Venezuela. P&H products are used in mining copper, coal, iron ore, oil sands, silver, gold, diamonds, phosphate, and other minerals and ores.

The linked share’s SEC file number is 1-9299.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$7.97	$6.16	$7.24
June 28, 2002	$7.95	$6.53	$7.71
September 30, 2002	$7.56	$3.65	$3.69
December 31, 2002	$5.44	$3.40	$5.00
March 31, 2003	$5.85	$4.41	$4.81
June 30, 2003	$7.28	$4.70	$6.56
September 30, 2003	$7.69	$6.13	$6.98
December 31, 2003	$11.89	$7.22	$11.62
March 31, 2004	$13.32	$11.00	$12.48
June 30, 2004	$13.56	$10.44	$13.31
September 30, 2004	$15.69	$11.97	$15.28
December 31, 2004	$19.86	$14.38	$19.30
March 31, 2005	$26.17	$17.18	$23.37
June 30, 2005	$25.80	$19.85	$22.39
September 30, 2005	$34.04	$22.03	$33.64
December 30, 2005	$41.94	$27.00	$40.00
March 31, 2006	$61.91	$41.57	$59.77
June 30, 2006	$72.23	$44.75	$52.09
September 29, 2006	$53.80	$31.32	$37.61
December 29, 2006	$50.77	$35.59	$48.34
March 30, 2007	$55.80	$40.36	$42.90
June 29, 2007	$61.99	$42.43	$58.33
September 30, 2007	$65.50	$42.10	$50.86
December 31, 2007	$67.57	$48.76	$65.82
March 26, 2008*	$72.00	$47.97	$66.21

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JOYG

Initial price: $66.21

Protection level: 70.00%

Protection price: $46.35

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.103459

Coupon: 14.00% per annum

Maturity: September 30, 2008

Dividend yield: 0.91% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.00%	100.46%
+90%	7.00%	90.46%
+80%	7.00%	80.46%
+70%	7.00%	70.46%
+60%	7.00%	60.46%
+50%	7.00%	50.46%
+40%	7.00%	40.46%
+30%	7.00%	30.46%
+20%	7.00%	20.46%
+10%	7.00%	10.46%
+5%	7.00%	5.46%

0%	7.00%	0.46%

	Protection Price Ever Breached?
	NO	YES
-5%	7.00%	2.00%	-4.54%
-10%	7.00%	-3.00%	-9.54%
-20%	7.00%	-13.00%	-19.54%
-30%	7.00%	-23.00%	-29.54%
-40%	N/A	-33.00%	-39.54%
-50%	N/A	-43.00%	-49.54%
-60%	N/A	-53.00%	-59.54%
-70%	N/A	-63.00%	-69.54%
-80%	N/A	-73.00%	-79.54%
-90%	N/A	-83.00%	-89.54%
-100%	N/A	-93.00%	-99.54%

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.6 trillion in assets, $123 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$39.68	$26.70	$35.65
June 28, 2002	$38.71	$30.15	$33.92
September 30, 2002	$33.68	$17.90	$18.99
December 31, 2002	$26.14	$15.30	$24.00
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 30, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 26, 2008*	$49.28	$36.02	$44.11

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $44.11

Protection level: 70.00%

Protection price: $30.88

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.670596

Coupon: 15.00% per annum

Maturity: September 30, 2008

Dividend yield: 3.45% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.50%	101.73%
+90%	7.50%	91.73%
+80%	7.50%	81.73%
+70%	7.50%	71.73%
+60%	7.50%	61.73%
+50%	7.50%	51.73%
+40%	7.50%	41.73%
+30%	7.50%	31.73%
+20%	7.50%	21.73%
+10%	7.50%	11.73%
+5%	7.50%	6.73%

0%	7.50%	1.73%

	Protection Price Ever Breached?
	NO	YES
-5%	7.50%	2.50%	-3.27%
-10%	7.50%	-2.50%	-8.27%
-20%	7.50%	-12.50%	-18.27%
-30%	7.50%	-22.50%	-28.27%
-40%	N/A	-32.50%	-38.27%
-50%	N/A	-42.50%	-48.27%
-60%	N/A	-52.50%	-58.27%
-70%	N/A	-62.50%	-68.27%
-80%	N/A	-72.50%	-78.27%
-90%	N/A	-82.50%	-88.27%
-100%	N/A	-92.50%	-98.27%

Kraft Foods Inc.

According to publicly available information, Kraft Foods Inc. (the “Company”) manufactures and markets packaged foods and beverages worldwide in more than 150 countries. The Company has nine brands with revenues exceeding $1 billion: Kraft cheeses, dinners and dressings; Oscar Mayer meats; Philadelphia cream cheese; Maxwell House coffee; Nabisco cookies and crackers and its Oreo brand; Jacobs coffees; Milka chocolates and LU biscuits. The Company has more than 50 additional brands with revenues of at least $100 million.

The Company was incorporated in 2000 in the Commonwealth of Virginia. Prior to June 13, 2001, the Company was a wholly-owned subsidiary of Altria Group, Inc. Because the Company is a holding company, its principal sources of funds are dividends from its subsidiaries.

The linked share’s SEC file number is: 1-16483.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$39.69	$32.50	$38.65
June 28, 2002	$43.95	$38.32	$40.95
September 30, 2002	$41.70	$34.50	$36.46
December 31, 2002	$41.30	$36.12	$38.93
March 31, 2003	$39.40	$26.38	$28.20
June 30, 2003	$33.96	$27.76	$32.55
September 30, 2003	$32.79	$27.60	$29.50
December 31, 2003	$32.50	$28.71	$32.22
March 31, 2004	$34.70	$30.96	$32.01
June 30, 2004	$33.49	$29.68	$31.68
September 30, 2004	$32.55	$29.45	$31.72
December 31, 2004	$36.06	$30.99	$35.61
March 31, 2005	$35.65	$31.64	$33.05
June 30, 2005	$33.15	$30.12	$31.81
September 30, 2005	$32.17	$29.36	$30.59
December 30, 2005	$30.80	$27.88	$28.14
March 31, 2006	$31.25	$27.44	$30.31
June 30, 2006	$33.31	$28.97	$30.90
September 29, 2006	$36.43	$29.50	$35.66
December 29, 2006	$36.41	$33.90	$35.70
March 30, 2007	$36.26	$29.95	$31.66
June 29, 2007	$37.19	$30.25	$35.25
September 30, 2007	$36.46	$30.51	$34.51
December 31, 2007	$35.29	$32.09	$32.63
March 26, 2008*	$32.85	$28.64	$30.82

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KFT

Initial price: $30.82

Protection level: 85.00%

Protection price: $26.20

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.446463

Coupon: 9.00% per annum

Maturity: September 30, 2008

Dividend yield: 3.43% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.50%	101.72%
+90%	4.50%	91.72%
+80%	4.50%	81.72%
+70%	4.50%	71.72%
+60%	4.50%	61.72%
+50%	4.50%	51.72%
+40%	4.50%	41.72%
+30%	4.50%	31.72%
+20%	4.50%	21.72%
+10%	4.50%	11.72%
+5%	4.50%	6.72%

0%	4.50%	1.72%

	Protection Price Ever Breached?
	NO	YES
-5%	4.50%	-0.50%	-3.28%
-10%	4.50%	-5.50%	-8.28%
-20%	N/A	-15.50%	-18.28%
-30%	N/A	-25.50%	-28.28%
-40%	N/A	-35.50%	-38.28%
-50%	N/A	-45.50%	-48.28%
-60%	N/A	-55.50%	-58.28%
-70%	N/A	-65.50%	-68.28%
-80%	N/A	-75.50%	-78.28%
-90%	N/A	-85.50%	-88.28%
-100%	N/A	-95.50%	-98.28%

Lehman Brothers Holdings Inc.

According to publicly available information, Lehman Brothers Holdings Inc. (“the Company”) is a Delaware corporation, incorporated on December 29, 1983. The Company serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. The Company is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, the Company is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges. The Company’s principal business activities are capital markets, investment banking and investment management.

The linked share’s SEC file number is 001-09466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$34.95	$26.80	$32.32
June 28, 2002	$33.67	$28.01	$31.26
September 30, 2002	$31.85	$23.60	$24.53
December 31, 2002	$32.00	$21.24	$26.65
March 31, 2003	$30.38	$25.08	$28.88
June 30, 2003	$38.13	$28.86	$33.24
September 30, 2003	$35.93	$30.05	$34.54
December 31, 2003	$38.85	$33.90	$38.61
March 31, 2004	$44.86	$38.47	$41.44
June 30, 2004	$42.12	$34.83	$37.63
September 30, 2004	$40.42	$33.63	$39.86
December 31, 2004	$44.65	$38.21	$43.74
March 31, 2005	$48.47	$42.71	$47.08
June 30, 2005	$49.96	$42.96	$49.64
September 30, 2005	$58.97	$48.97	$58.24
December 30, 2005	$66.58	$51.87	$64.09
March 31, 2006	$74.79	$62.92	$72.27
June 30, 2006	$78.85	$58.38	$65.15
September 29, 2006	$74.64	$59.25	$73.86
December 29, 2006	$78.88	$71.08	$78.12
March 30, 2007	$86.18	$68.07	$70.07
June 29, 2007	$82.05	$68.60	$74.52
September 30, 2007	$75.50	$49.06	$61.73
December 31, 2007	$67.73	$52.71	$65.44
March 26, 2008*	$66.58	$20.55	$42.49

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LEH

Initial price: $42.49

Protection level: 70.00%

Protection price: $29.74

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.534949

Coupon: 20.00% per annum

Maturity: September 30, 2008

Dividend yield: 1.60% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	10.00%	100.80%
+90%	10.00%	90.80%
+80%	10.00%	80.80%
+70%	10.00%	70.80%
+60%	10.00%	60.80%
+50%	10.00%	50.80%
+40%	10.00%	40.80%
+30%	10.00%	30.80%
+20%	10.00%	20.80%
+10%	10.00%	10.80%
+5%	10.00%	5.80%

0%	10.00%	0.80%

	Protection Price Ever Breached?
	NO	YES
-5%	10.00%	5.00%	-4.20%
-10%	10.00%	0.00%	-9.20%
-20%	10.00%	-10.00%	-19.20%
-30%	10.00%	-20.00%	-29.20%
-40%	N/A	-30.00%	-39.20%
-50%	N/A	-40.00%	-49.20%
-60%	N/A	-50.00%	-59.20%
-70%	N/A	-60.00%	-69.20%
-80%	N/A	-70.00%	-79.20%
-90%	N/A	-80.00%	-89.20%
-100%	N/A	-90.00%	-99.20%

Marathon Oil Corporation

According to publicly available information, Marathon Oil Corporation (“the Company”) consists of three operating segments: 1) Exploration and Production– explores for, produces and markets crude oil and natural gas on a worldwide basis; 2) Oil Sands Mining (“OSM”) – mines, extracts and transports bitumen from oil sands deposits in Alberta, Canada, and upgrades the bitumen to produce and market synthetic crude oil and by-products; 3) Refining, Marketing and Transportation– refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and southeastern United States; and 4) Integrated Gas – markets and transports products manufactured from natural gas, such as liquefied natural gas and methanol, on a worldwide basis, and is developing other projects to link stranded natural gas resources with key demand areas. On October 18, 2007, the Company completed the acquisition of all the outstanding shares of Western Oil Sands Inc. (“Western”) for cash and securities of $5.833 billion. Western’s debt was $1.063 billion at closing. Western’s primary asset was a 20 percent outside-operated interest in the Athabasca Oil Sands Project (“AOSP”), an oil sands mining joint venture located in the province of Alberta, Canada.

The linked share’s SEC file number is 033-07065.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$15.15	$13.43	$14.40
June 28, 2002	$14.95	$12.83	$13.56
September 30, 2002	$13.60	$10.51	$11.34
December 31, 2002	$11.74	$9.41	$10.65
March 31, 2003	$12.15	$9.93	$11.99
June 30, 2003	$13.60	$11.24	$13.18
September 30, 2003	$14.74	$12.46	$14.25
December 31, 2003	$16.81	$14.30	$16.55
March 31, 2004	$18.16	$15.24	$16.84
June 30, 2004	$18.94	$16.00	$18.92
September 30, 2004	$20.80	$16.78	$20.64
December 31, 2004	$21.30	$18.02	$18.81
March 31, 2005	$24.65	$17.76	$23.46
June 30, 2005	$27.95	$21.75	$26.69
September 30, 2005	$36.33	$26.90	$34.47
December 30, 2005	$34.99	$27.71	$30.49
March 31, 2006	$39.68	$31.01	$38.09
June 30, 2006	$43.28	$34.70	$41.65
September 29, 2006	$46.64	$34.42	$38.45
December 29, 2006	$49.37	$35.34	$46.25
March 30, 2007	$51.74	$41.50	$49.42
June 29, 2007	$67.04	$49.45	$59.96
September 30, 2007	$65.21	$46.97	$57.02
December 31, 2007	$63.07	$51.99	$60.86
March 26, 2008*	$63.22	$43.30	$47.68

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRO

Initial price: $47.68

Protection level: 70.00%

Protection price: $33.38

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.973154

Coupon: 10.25% per annum

Maturity: September 30, 2008

Dividend yield: 2.04% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.125%	101.02%
+90%	5.125%	91.02%
+80%	5.125%	81.02%
+70%	5.125%	71.02%
+60%	5.125%	61.02%
+50%	5.125%	51.02%
+40%	5.125%	41.02%
+30%	5.125%	31.02%
+20%	5.125%	21.02%
+10%	5.125%	11.02%
+5%	5.125%	6.02%

0%	5.125%	1.02%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-3.98%
-10%	5.125%	-4.875%	-8.98%
-20%	5.125%	-14.875%	-18.98%
-30%	5.125%	-24.875%	-28.98%
-40%	N/A	-34.875%	-38.98%
-50%	N/A	-44.875%	-48.98%
-60%	N/A	-54.875%	-58.98%
-70%	N/A	-64.875%	-68.98%
-80%	N/A	-74.875%	-78.98%
-90%	N/A	-84.875%	-88.98%
-100%	N/A	-94.875%	-98.98%

Mylan Laboratories Inc.

According to publicly available information, Mylan Laboratories Inc. (the “Company”) develops, licenses, manufactures, markets and distributes generic, brand and branded generic pharmaceutical products and active pharmaceutical ingredients.

The Company obtains new generic products primarily through internal product development. Additionally, the Company licenses or co-develops products through arrangements with other companies. New generic product approvals are obtained from the FDA through the ANDA process, which requires the Company to demonstrate bioequivalence to a reference brand product. Generic products are generally introduced to the marketplace at the expiration of patent protection for the brand product or at the end of a period of non-patent market exclusivity.

The Company was incorporated in Pennsylvania in 1970.

The linked share’s SEC file number is 001-09114.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$16.56	$12.80	$13.09
June 28, 2002	$14.24	$11.16	$13.93
September 30, 2002	$15.20	$11.60	$14.55
December 31, 2002	$15.56	$12.79	$15.51
March 31, 2003	$19.74	$15.56	$19.17
June 30, 2003	$23.82	$17.07	$23.18
September 30, 2003	$27.09	$20.62	$25.77
December 31, 2003	$28.75	$20.53	$25.26
March 31, 2004	$26.00	$21.95	$22.73
June 30, 2004	$24.95	$20.00	$20.25
September 30, 2004	$20.65	$14.24	$18.00
December 31, 2004	$20.00	$16.25	$17.68
March 31, 2005	$18.19	$15.50	$17.72
June 30, 2005	$20.00	$15.21	$19.24
September 30, 2005	$20.00	$17.19	$19.26
December 30, 2005	$21.69	$18.29	$19.96
March 31, 2006	$25.00	$19.05	$23.40
June 30, 2006	$23.73	$19.72	$20.00
September 29, 2006	$23.48	$18.65	$20.13
December 29, 2006	$22.10	$19.72	$19.96
March 30, 2007	$22.75	$19.18	$21.14
June 29, 2007	$22.90	$17.95	$18.19
September 30, 2007	$18.34	$13.88	$15.96
December 31, 2007	$17.30	$12.93	$14.06
March 26, 2008*	$15.49	$10.04	$11.87

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MYL

Initial price: $11.87

Protection level: 60.00%

Protection price: $7.12

Physical delivery amount: 84 ($1,000/Initial price)

Fractional shares: 0.245998

Coupon: 10.25% per annum

Maturity: September 30, 2008

Dividend yield: 1.04% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.125%	100.52%
+90%	5.125%	90.52%
+80%	5.125%	80.52%
+70%	5.125%	70.52%
+60%	5.125%	60.52%
+50%	5.125%	50.52%
+40%	5.125%	40.52%
+30%	5.125%	30.52%
+20%	5.125%	20.52%
+10%	5.125%	10.52%
+5%	5.125%	5.52%

0%	5.125%	0.52%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-4.48%
-10%	5.125%	-4.875%	-9.48%
-20%	5.125%	-14.875%	-19.48%
-30%	5.125%	-24.875%	-29.48%
-40%	5.125%	-34.875%	-39.48%
-50%	N/A	-44.875%	-49.48%
-60%	N/A	-54.875%	-59.48%
-70%	N/A	-64.875%	-69.48%
-80%	N/A	-74.875%	-79.48%
-90%	N/A	-84.875%	-89.48%
-100%	N/A	-94.875%	-99.48%

The Nasdaq Stock Market, Inc.

According to publicly available information, The Nasdaq Stock Market, Inc. (the “Company”) is a provider of securities listing, trading, and information products and services. The Company is a holding company that operates The Nasdaq Stock Market LLC. As of December 31, 2007, the Company was home to approximately 3,135 listed companies with a combined market capitalization of over $4.2 trillion. The Company also operates The Nasdaq Market Center, which provides its market participants with the ability to access, process, display and integrate orders and quotes in The Nasdaq Stock Market and other national stock exchanges.

The Company was founded in 1971 as a wholly-owned subsidiary of National Association of Securities Dealers, Inc., or NASD, which operates subject to the oversight of the U.S. Securities and Exchange Commission.

The linked share’s SEC file number is 000-32651.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$11.86	$9.35	$10.70
June 30, 2005	$20.00	$9.81	$18.86
September 30, 2005	$25.75	$18.80	$25.35
December 30, 2005	$45.23	$25.40	$35.18
March 31, 2006	$46.70	$34.83	$40.04
June 30, 2006	$44.63	$23.91	$29.90
September 29, 2006	$32.49	$25.34	$30.24
December 29, 2006	$42.37	$28.90	$30.79
March 30, 2007	$37.45	$26.57	$29.41
June 29, 2007	$34.95	$29.05	$29.71
September 30, 2007	$39.00	$28.50	$37.68
December 31, 2007	$50.47	$37.66	$49.49
March 26, 2008*	$49.90	$34.78	$41.67

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NDAQ

Initial price: $41.67

Protection level: 70.00%

Protection price: $29.17

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.998080

Coupon: 13.00% per annum

Maturity: September 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.50%	100.00%
+90%	6.50%	90.00%
+80%	6.50%	80.00%
+70%	6.50%	70.00%
+60%	6.50%	60.00%
+50%	6.50%	50.00%
+40%	6.50%	40.00%
+30%	6.50%	30.00%
+20%	6.50%	20.00%
+10%	6.50%	10.00%
+5%	6.50%	5.00%

0%	6.50%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	6.50%	1.50%	-5.00%
-10%	6.50%	-3.50%	-10.00%
-20%	6.50%	-13.50%	-20.00%
-30%	6.50%	-23.50%	-30.00%
-40%	N/A	-33.50%	-40.00%
-50%	N/A	-43.50%	-50.00%
-60%	N/A	-53.50%	-60.00%
-70%	N/A	-63.50%	-70.00%
-80%	N/A	-73.50%	-80.00%
-90%	N/A	-83.50%	-90.00%
-100%	N/A	-93.50%	-100.00%

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 62 mobile offshore drilling units located worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 43 jackups and three submersibles. The fleet count includes two F&G JU-2000E enhanced premium jackups and three deepwater dynamically positioned semisubmersibles under construction. Approximately 85 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$21.00	$14.10	$20.70
June 28, 2002	$22.98	$18.75	$19.30
September 30, 2002	$19.50	$13.50	$15.50
December 31, 2002	$18.94	$14.65	$17.58
March 31, 2003	$19.20	$15.59	$15.71
June 30, 2003	$18.90	$15.23	$17.15
September 30, 2003	$18.31	$15.98	$17.00
December 31, 2003	$18.73	$16.38	$17.89
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 30, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
March 26, 2008*	$58.09	$40.41	$48.94

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $48.94

Protection level: 75.00%

Protection price: $36.71

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.433183

Coupon: 10.50% per annum

Maturity: September 30, 2008

Dividend yield: 0.29% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.25%	100.15%
+90%	5.25%	90.15%
+80%	5.25%	80.15%
+70%	5.25%	70.15%
+60%	5.25%	60.15%
+50%	5.25%	50.15%
+40%	5.25%	40.15%
+30%	5.25%	30.15%
+20%	5.25%	20.15%
+10%	5.25%	10.15%
+5%	5.25%	5.15%

0%	5.25%	0.15%

	Protection Price Ever Breached?
	NO	YES
-5%	5.25%	0.25%	-4.85%
-10%	5.25%	-4.75%	-9.85%
-20%	5.25%	-14.75%	-19.85%
-30%	N/A	-24.75%	-29.85%
-40%	N/A	-34.75%	-39.85%
-50%	N/A	-44.75%	-49.85%
-60%	N/A	-54.75%	-59.85%
-70%	N/A	-64.75%	-69.85%
-80%	N/A	-74.75%	-79.85%
-90%	N/A	-84.75%	-89.85%
-100%	N/A	-94.75%	-99.85%

NYSE Euronext, Inc.

According to publicly available information, NYSE Euronext, Inc. (the “Company”), a Delaware corporation, was formed on May 22, 2006 as a wholly owned subsidiary of NYSE Group, Inc. Upon the completion of the combination (the “Combination”) of the businesses of NYSE Group and Euronext N.V. on April 4, 2007, they became the parent company of NYSE Group and Euronext, which will continue to operate separately under their respective brand names.

The combination created the first global exchange group, encompassing seven exchanges in six countries.

The linked share’s SEC file number is 001-368007.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	$90.25	$66.99	$79.25
June 30, 2006	$80.45	$48.65	$68.48
September 29, 2006	$74.83	$56.05	$74.75
December 29, 2006	$112.00	$71.40	$97.20
March 30, 2007	$109.49	$80.54	$93.75
June 29, 2007	$101.00	$72.34	$73.62
September 30, 2007	$84.50	$64.26	$79.17
December 31, 2007	$95.25	$78.20	$87.77
March 26, 2008*	$87.48	$55.12	$63.03

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NYX

Initial price: $63.03

Protection level: 70.00%

Protection price: $44.12

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.865461

Coupon: 11.25% per annum

Maturity: September 30, 2008

Dividend yield: 1.62% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.625%	100.81%
+90%	5.625%	90.81%
+80%	5.625%	80.81%
+70%	5.625%	70.81%
+60%	5.625%	60.81%
+50%	5.625%	50.81%
+40%	5.625%	40.81%
+30%	5.625%	30.81%
+20%	5.625%	20.81%
+10%	5.625%	10.81%
+5%	5.625%	5.81%

0%	5.625%	0.81%

	Protection Price Ever Breached?
	NO	YES
-5%	5.625%	0.625%	-4.19%
-10%	5.625%	-4.375%	-9.19%
-20%	5.625%	-14.375%	-19.19%
-30%	5.625%	-24.375%	-29.19%
-40%	N/A	-34.375%	-39.19%
-50%	N/A	-44.375%	-49.19%
-60%	N/A	-54.375%	-59.19%
-70%	N/A	-64.375%	-69.19%
-80%	N/A	-74.375%	-79.19%
-90%	N/A	-84.375%	-89.19%
-100%	N/A	-94.375%	-99.19%

Oracle Corporation

According to publicly available information, Oracle Corporation (the “Company”) is the world’s largest enterprise software company. The Company develops, manufactures, markets, distributes and services database and middleware software as well as applications software designed to help its customers manage and grow their business operations. The Company also provides support for the Linux open source operating system through its Oracle Unbreakable Linux Support program, which provides its customers with the Company’s industry-leading global support programs for Linux.

The linked share’s SEC file number is: 000-51788.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$17.50	$12.44	$12.80
June 28, 2002	$12.89	$7.25	$9.47
September 30, 2002	$11.61	$7.19	$7.86
December 31, 2002	$12.73	$7.60	$10.80
March 31, 2003	$13.36	$10.64	$10.85
June 30, 2003	$14.00	$10.65	$12.02
September 30, 2003	$14.03	$11.17	$11.22
December 31, 2003	$13.43	$11.35	$13.20
March 31, 2004	$15.51	$11.15	$12.01
June 30, 2004	$12.86	$10.85	$11.93
September 30, 2004	$11.96	$9.78	$11.28
December 31, 2004	$14.87	$11.51	$13.72
March 31, 2005	$14.01	$12.23	$12.48
June 30, 2005	$13.79	$11.25	$13.20
September 30, 2005	$14.11	$12.00	$12.39
December 30, 2005	$13.04	$11.75	$12.21
March 31, 2006	$14.00	$12.06	$13.69
June 30, 2006	$15.21	$13.07	$14.49
September 29, 2006	$18.24	$13.77	$17.74
December 29, 2006	$19.75	$16.93	$17.14
March 30, 2007	$18.59	$15.97	$18.13
June 29, 2007	$20.06	$18.00	$19.71
September 30, 2007	$22.17	$18.81	$21.65
December 31, 2007	$23.31	$19.06	$22.58
March 26, 2008*	$23.11	$18.18	$20.94

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ORCL

Initial price: $20.94

Protection level: 80.00%

Protection price: $16.75

Physical delivery amount: 47 ($1,000/Initial price)

Fractional shares: 0.755492

Coupon: 11.00% per annum

Maturity: September 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.50%	100.00%
+90%	5.50%	90.00%
+80%	5.50%	80.00%
+70%	5.50%	70.00%
+60%	5.50%	60.00%
+50%	5.50%	50.00%
+40%	5.50%	40.00%
+30%	5.50%	30.00%
+20%	5.50%	20.00%
+10%	5.50%	10.00%
+5%	5.50%	5.00%

0%	5.50%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.50%	0.50%	-5.00%
-10%	5.50%	-4.50%	-10.00%
-20%	5.50%	-14.50%	-20.00%
-30%	N/A	-24.50%	-30.00%
-40%	N/A	-34.50%	-40.00%
-50%	N/A	-44.50%	-50.00%
-60%	N/A	-54.50%	-60.00%
-70%	N/A	-64.50%	-70.00%
-80%	N/A	-74.50%	-80.00%
-90%	N/A	-84.50%	-90.00%
-100%	N/A	-94.50%	-100.00%

Petróleo Brasileiro S.A.—PETROBRAS

According to publicly available information, Petróleo Brasileiro S.A.—PETROBRAS (the “Company”) is a Brazilian state controlled corporation created by special law. The Company is controlled by the federal government, but its common and preferred shares are also publicly traded. The Company was incorporated in 1953 and began operations in Brazil in 1954 as a wholly-owned governmental enterprise responsible for implementing the government’s hydrocarbon activities in Brazil.

The Company currently engages in a broad range of oil and gas activities, which cover the following segments of its operations: Exploration and Production; Supply; Distribution; Gas and Power; International – The Company’s international segment encompasses Exploration and Production, Supply, Distribution and Gas and Power activities conducted in the following countries: Argentina, Angola, Bolivia, Colombia, Ecuador, Equatorial Guinea, Iran, Libya, Mexico, Mozambique, Nigeria, Paraguay, Peru, the United States, Tanzania, Turkey, Uruguay and Venezuela, and; Corporate – The Company’s Corporate segment includes the financial results and those activities not attributable to other segments, including corporate financial management, overhead related to central administration and other expenses, which include actuarial expenses related to the Company’s pension and health care plans for non-active participants.

The linked share’s SEC file number is: 1-15106.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$13.68	$9.88	$13.24
June 28, 2002	$13.71	$7.84	$9.43
September 30, 2002	$9.44	$4.67	$5.37
December 31, 2002	$8.13	$4.76	$7.47
March 31, 2003	$8.98	$6.42	$7.58
June 30, 2003	$10.57	$7.68	$9.88
September 30, 2003	$12.37	$9.21	$11.47
December 31, 2003	$14.68	$11.50	$14.62
March 31, 2004	$17.41	$14.18	$16.75
June 30, 2004	$17.81	$12.06	$14.04
September 30, 2004	$18.05	$13.30	$17.63
December 31, 2004	$20.29	$16.90	$19.89
March 31, 2005	$25.10	$18.61	$22.09
June 30, 2005	$26.64	$20.10	$26.07
September 30, 2005	$37.10	$24.68	$35.75
December 30, 2005	$36.95	$29.02	$35.64
March 31, 2006	$47.49	$36.33	$43.34
June 30, 2006	$53.72	$34.50	$44.66
September 29, 2006	$48.19	$36.90	$41.92
December 29, 2006	$51.50	$38.63	$51.50
March 30, 2007	$51.90	$41.63	$49.76
June 29, 2007	$62.37	$49.27	$60.64
September 30, 2007	$77.04	$48.75	$75.50
December 31, 2007	$119.15	$72.87	$115.24
March 26, 2008*	$125.48	$88.72	$104.80

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PBR

Initial price: $104.80

Protection level: 70.00%

Protection price: $73.36

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.541985

Coupon: 11.25% per annum

Maturity: September 30, 2008

Dividend yield: 1.77% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.625%	100.89%
+90%	5.625%	90.89%
+80%	5.625%	80.89%
+70%	5.625%	70.89%
+60%	5.625%	60.89%
+50%	5.625%	50.89%
+40%	5.625%	40.89%
+30%	5.625%	30.89%
+20%	5.625%	20.89%
+10%	5.625%	10.89%
+5%	5.625%	5.89%

0%	5.625%	0.89%

	Protection Price Ever Breached?
	NO	YES
-5%	5.625%	0.625%	-4.11%
-10%	5.625%	-4.375%	-9.11%
-20%	5.625%	-14.375%	-19.11%
-30%	5.625%	-24.375%	-29.11%
-40%	N/A	-34.375%	-39.11%
-50%	N/A	-44.375%	-49.11%
-60%	N/A	-54.375%	-59.11%
-70%	N/A	-64.375%	-69.11%
-80%	N/A	-74.375%	-79.11%
-90%	N/A	-84.375%	-89.11%
-100%	N/A	-94.375%	-99.11%

Pfizer Inc.

According to publicly available information, Pfizer Inc. (the “Company”) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets leading prescription medicines for humans and animals.

The Company completed the sale of its Consumer Healthcare business to Johnson & Johnson for $16.6 billion in December 2006. Revenues from its Consumer Healthcare business were $4.0 billion for full-year 2006.In January 2008, the Company completed the acquisition of Coley Pharmaceutical Group, Inc., a company whose area of expertise is immunotherapy with specific emphasis on Toll-like receptor research and development. Also in January 2008, the Company completed the acquisition of CovX Research LLC, a privately-held biotherapeutics company focused on preclinical oncology and metabolic research and a developer of a technology platform. Both acquisition were accounted for as purchases.

The Company was incorporated under the laws of the State of Delaware on June 2, 1942. The Company’s website is www.pfizer.com.

The linked share’s SEC file number is 1-3619.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$42.46	$39.10	$39.74
June 28, 2002	$40.30	$32.75	$35.00
September 30, 2002	$35.23	$25.13	$29.02
December 31, 2002	$34.00	$28.25	$30.57
March 31, 2003	$32.40	$27.90	$31.16
June 30, 2003	$36.90	$30.30	$34.15
September 30, 2003	$34.98	$29.45	$30.38
December 31, 2003	$35.35	$30.32	$35.33
March 31, 2004	$38.87	$33.50	$35.05
June 30, 2004	$37.90	$33.82	$34.28
September 30, 2004	$34.44	$29.59	$30.60
December 31, 2004	$31.49	$23.52	$26.89
March 31, 2005	$27.35	$23.80	$26.27
June 30, 2005	$29.02	$25.80	$27.58
September 30, 2005	$27.82	$24.68	$24.97
December 30, 2005	$25.56	$20.27	$23.32
March 31, 2006	$26.84	$23.61	$24.92
June 30, 2006	$25.72	$22.51	$23.47
September 29, 2006	$28.58	$22.17	$28.36
December 29, 2006	$28.60	$23.52	$25.90
March 30, 2007	$27.41	$24.55	$25.26
June 29, 2007	$27.73	$25.23	$25.57
September 30, 2007	$26.15	$23.14	$24.43
December 31, 2007	$25.71	$22.24	$22.73
March 26, 2008*	$24.21	$20.19	$20.69

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PFE

Initial price: $20.69

Protection level: 80.00%

Protection price: $16.55

Physical delivery amount: 48 ($1,000/Initial price)

Fractional shares: 0.332528

Coupon: 9.125% per annum

Maturity: September 30, 2008

Dividend yield: 5.79% per annum

Coupon amount per monthly: $7.60

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.563%	102.90%
+90%	4.563%	92.90%
+80%	4.563%	82.90%
+70%	4.563%	72.90%
+60%	4.563%	62.90%
+50%	4.563%	52.90%
+40%	4.563%	42.90%
+30%	4.563%	32.90%
+20%	4.563%	22.90%
+10%	4.563%	12.90%
+5%	4.563%	7.90%

0%	4.563%	2.90%

	Protection Price Ever Breached?
	NO	YES
-5%	4.563%	-0.437%	-2.10%
-10%	4.563%	-5.437%	-7.10%
-20%	4.563%	-15.437%	-17.10%
-30%	N/A	-25.437%	-27.10%
-40%	N/A	-35.437%	-37.10%
-50%	N/A	-45.437%	-47.10%
-60%	N/A	-55.437%	-57.10%
-70%	N/A	-65.437%	-67.10%
-80%	N/A	-75.437%	-77.10%
-90%	N/A	-85.437%	-87.10%
-100%	N/A	-95.437%	-97.10%

Research In Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

RIM’s portfolio of award-winning products, services and embedded technologies are used by thousands of organizations around the world and include the BlackBerry wireless platform, the RIM Wireless Handhelds™ product line, software development tools, radio-modems and other hardware and software. Founded in 1984 and based in Waterloo, Ontario, the Company operates offices in North America, Europe and Asia Pacific

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$4.93	$3.42	$4.63
June 28, 2002	$4.90	$1.77	$1.90
September 30, 2002	$2.65	$1.42	$1.57
December 31, 2002	$2.84	$1.39	$2.19
March 31, 2003	$2.67	$1.79	$2.18
June 30, 2003	$3.91	$2.13	$3.60
September 30, 2003	$6.51	$3.41	$6.37
December 31, 2003	$11.83	$6.17	$11.14
March 31, 2004	$16.94	$11.02	$15.55
June 30, 2004	$23.08	$14.17	$22.81
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 30, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 26, 2008*	$118.35	$80.20	$118.15

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $118.15

Protection level: 60.00%

Protection price: $70.89

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.463817

Coupon: 16.25% per annum

Maturity: September 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.125%	100.00%
+90%	8.125%	90.00%
+80%	8.125%	80.00%
+70%	8.125%	70.00%
+60%	8.125%	60.00%
+50%	8.125%	50.00%
+40%	8.125%	40.00%
+30%	8.125%	30.00%
+20%	8.125%	20.00%
+10%	8.125%	10.00%
+5%	8.125%	5.00%

0%	8.125%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	8.125%	3.125%	-5.00%
-10%	8.125%	-1.875%	-10.00%
-20%	8.125%	-11.875%	-20.00%
-30%	8.125%	-21.875%	-30.00%
-40%	8.125%	-31.875%	-40.00%
-50%	N/A	-41.875%	-50.00%
-60%	N/A	-51.875%	-60.00%
-70%	N/A	-61.875%	-70.00%
-80%	N/A	-71.875%	-80.00%
-90%	N/A	-81.875%	-90.00%
-100%	N/A	-91.875%	-100.00%

St. Jude Medical, Inc.

According to publicly available information, St. Jude Medical, Inc. (the “Company”), together with its subsidiaries develops, manufactures and distributes cardiovascular medical devices for the global cardiac rhythm management, cardiac surgery, cardiology, and atrial fibrillation therapy areas and implantable neuromodulation devices. The Company’s five operating segments are Cardiac Rhythm Management (CRM), Cardiovascular (CV), Atrial Fibrillation (AF), and Advanced Neuromodulation Systems (ANS). At the beginning of our 2007 fiscal year, the Company combined oits former Cardiac Surgery and Cardiology operating segments to form the CV operating segment which focuses on the cardiac surgery and cardiology therapy areas. The Company’s principal products in each operating segment are as follows: CRM – tachycardia implantable cardioverter defibrillator systems (ICDs) and bradycardia pacemaker systems (pacemakers); CV – vascular closure devices and heart valve replacement and repair products; AF – electrophysiology (EP) introducers and catheters, advanced cardiac mapping and navigation systems and ablation systems; and ANS – neurostimulation devices. .

The Company markets and sells its products through both a direct sales force and independent distributors. The principal geographic markets for its products are the United States, Europe, Japan and Asia Pacific. The Company was incorporated in Minnesota in 1976.

The linked share’s SEC file number is 001-12441.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$20.40	$17.88	$19.29
June 28, 2002	$21.56	$18.10	$18.46
September 30, 2002	$19.98	$15.28	$17.85
December 31, 2002	$20.25	$15.60	$19.86
March 31, 2003	$24.74	$19.38	$24.38
June 30, 2003	$31.78	$23.75	$28.75
September 30, 2003	$29.16	$24.05	$26.89
December 31, 2003	$32.00	$26.30	$30.68
March 31, 2004	$39.38	$29.90	$36.05
June 30, 2004	$39.45	$35.00	$37.83
September 30, 2004	$38.05	$31.13	$37.64
December 31, 2004	$42.90	$35.65	$41.93
March 31, 2005	$41.85	$35.80	$36.00
June 30, 2005	$44.50	$34.48	$43.61
September 30, 2005	$48.36	$42.89	$46.80
December 30, 2005	$52.80	$44.01	$50.20
March 31, 2006	$54.66	$40.30	$41.00
June 30, 2006	$41.98	$31.21	$32.42
September 29, 2006	$39.91	$31.50	$35.29
December 29, 2006	$39.07	$32.40	$36.56
March 30, 2007	$43.46	$34.90	$37.61
June 29, 2007	$44.67	$37.26	$41.49
September 30, 2007	$48.10	$41.29	$44.07
December 31, 2007	$47.02	$36.91	$40.64
March 26, 2008*	$44.65	$38.70	$43.41

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STJ

Initial price: $43.41

Protection level: 80.00%

Protection price: $34.73

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.036167

Coupon: 9.00% per annum

Maturity: September 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.50%	100.00%
+90%	4.50%	90.00%
+80%	4.50%	80.00%
+70%	4.50%	70.00%
+60%	4.50%	60.00%
+50%	4.50%	50.00%
+40%	4.50%	40.00%
+30%	4.50%	30.00%
+20%	4.50%	20.00%
+10%	4.50%	10.00%
+5%	4.50%	5.00%

0%	4.50%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	4.50%	-0.50%	-5.00%
-10%	4.50%	-5.50%	-10.00%
-20%	4.50%	-15.50%	-20.00%
-30%	N/A	-25.50%	-30.00%
-40%	N/A	-35.50%	-40.00%
-50%	N/A	-45.50%	-50.00%
-60%	N/A	-55.50%	-60.00%
-70%	N/A	-65.50%	-70.00%
-80%	N/A	-75.50%	-80.00%
-90%	N/A	-85.50%	-90.00%
-100%	N/A	-95.50%	-100.00%

Sunoco, Inc.

According to publicly available information, Sunoco, Inc. (the “Company”) through its subsidiaries, is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. The Company’s petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. The Company’s chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. The Company’s cokemaking operations currently are conducted in Virginia, Indiana, Ohio and Vitória, Brazil.

The Company’s operations are organized into five business segments (Refining and Supply, Retail Marketing, Chemicals, Logistics and Coke) plus a holding company and a professional services group. The Company is a holding company and is a non-operating parent company which includes certain corporate officers. The professional services group consists of a number of staff functions, including but not limited to: finance; legal and risk management; materials management; human resources; information systems; health, environment and safety; engineering services; facilities management; transaction processing; and government and public affairs.

The linked share’s SEC file number is 1-6841.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$21.13	$18.13	$20.01
June 28, 2002	$20.41	$17.06	$17.82
September 30, 2002	$18.79	$14.83	$15.08
December 31, 2002	$16.79	$13.52	$16.59
March 31, 2003	$19.01	$14.84	$18.29
June 30, 2003	$19.50	$17.70	$18.87
September 30, 2003	$20.71	$17.97	$20.11
December 31, 2003	$26.30	$20.05	$25.58
March 31, 2004	$32.18	$25.26	$31.19
June 30, 2004	$32.85	$29.13	$31.81
September 30, 2004	$37.19	$29.38	$36.99
December 31, 2004	$42.26	$35.26	$40.86
March 31, 2005	$53.88	$38.10	$51.76
June 30, 2005	$58.59	$46.08	$56.84
September 30, 2005	$81.42	$57.07	$78.20
December 30, 2005	$85.28	$65.09	$78.38
March 31, 2006	$97.22	$71.05	$77.57
June 30, 2006	$88.07	$60.35	$69.29
September 29, 2006	$80.42	$57.62	$62.19
December 29, 2006	$69.42	$57.50	$62.36
March 30, 2007	$71.88	$56.68	$70.44
June 29, 2007	$86.40	$70.03	$79.68
September 30, 2007	$85.00	$60.69	$70.78
December 31, 2007	$78.80	$62.27	$72.44
March 26, 2008*	$73.54	$47.93	$53.64

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SUN

Initial price: $53.64

Protection level: 75.00%

Protection price: $40.23

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.642804

Coupon: 13.00% per annum

Maturity: September 30, 2008

Dividend yield: 2.16% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.50%	101.08%
+90%	6.50%	91.08%
+80%	6.50%	81.08%
+70%	6.50%	71.08%
+60%	6.50%	61.08%
+50%	6.50%	51.08%
+40%	6.50%	41.08%
+30%	6.50%	31.08%
+20%	6.50%	21.08%
+10%	6.50%	11.08%
+5%	6.50%	6.08%

0%	6.50%	1.08%

	Protection Price Ever Breached?
	NO	YES
-5%	6.50%	1.50%	-3.92%
-10%	6.50%	-3.50%	-8.92%
-20%	6.50%	-13.50%	-18.92%
-30%	N/A	-23.50%	-28.92%
-40%	N/A	-33.50%	-38.92%
-50%	N/A	-43.50%	-48.92%
-60%	N/A	-53.50%	-58.92%
-70%	N/A	-63.50%	-68.92%
-80%	N/A	-73.50%	-78.92%
-90%	N/A	-83.50%	-88.92%
-100%	N/A	-93.50%	-98.92%

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®.

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$46.15	$39.11	$43.12
June 28, 2002	$45.95	$34.99	$38.10
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 30, 2007	$70.75	$56.06	$63.57
December 31, 2007	$68.50	$48.85	$50.00
March 26, 2008*	$57.32	$47.25	$52.50

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $52.50

Protection level: 70.00%

Protection price: $36.75

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.047619

Coupon: 11.25% per annum

Maturity: September 30, 2008

Dividend yield: 1.06% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.625%	100.53%
+90%	5.625%	90.53%
+80%	5.625%	80.53%
+70%	5.625%	70.53%
+60%	5.625%	60.53%
+50%	5.625%	50.53%
+40%	5.625%	40.53%
+30%	5.625%	30.53%
+20%	5.625%	20.53%
+10%	5.625%	10.53%
+5%	5.625%	5.53%

0%	5.625%	0.53%

	Protection Price Ever Breached?
	NO	YES
-5%	5.625%	0.625%	-4.47%
-10%	5.625%	-4.375%	-9.47%
-20%	5.625%	-14.375%	-19.47%
-30%	5.625%	-24.375%	-29.47%
-40%	N/A	-34.375%	-39.47%
-50%	N/A	-44.375%	-49.47%
-60%	N/A	-54.375%	-59.47%
-70%	N/A	-64.375%	-69.47%
-80%	N/A	-74.375%	-79.47%
-90%	N/A	-84.375%	-89.47%
-100%	N/A	-94.375%	-99.47%

Tesoro Corporation

According to publicly available information, Tesoro Corporation (“the Company”) is based in San Antonio, Texas. The Company was incorporated in Delaware in 1968 under the name Tesoro Petroleum Corporation, which was subsequently changed in 2004 to Tesoro Corporation. The Company is one of the largest independent petroleum refiners and marketers in the United States with two operating segments — (1) refining crude oil and other feedstocks at its six refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets (“refining”) and (2) selling motor fuels and convenience products in the retail market (“retail”) through its 911 branded retail stations in 17 states. The Company’s refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a wide variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro® , Mirastar®, Shell® and USA GasolineTM brands.

The Company’s principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

The linked share’s SEC file number is 001-03473.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$7.65	$5.75	$7.03
June 28, 2002	$7.27	$2.82	$3.88
September 30, 2002	$3.87	$1.20	$1.40
December 31, 2002	$2.60	$0.63	$2.26
March 31, 2003	$3.72	$1.70	$3.70
June 30, 2003	$4.28	$3.23	$3.44
September 30, 2003	$4.71	$3.33	$4.23
December 31, 2003	$7.56	$4.28	$7.29
March 31, 2004	$9.67	$7.00	$9.40
June 30, 2004	$13.88	$8.88	$13.80
September 30, 2004	$15.85	$10.90	$14.77
December 31, 2004	$17.33	$13.88	$15.93
March 31, 2005	$19.09	$14.13	$18.51
June 30, 2005	$24.93	$17.03	$23.26
September 30, 2005	$35.90	$23.06	$33.62
December 30, 2005	$34.64	$26.17	$30.78
March 31, 2006	$36.99	$28.85	$34.17
June 30, 2006	$37.86	$30.16	$37.18
September 29, 2006	$38.40	$26.48	$28.99
December 29, 2006	$36.55	$27.33	$32.89
March 30, 2007	$51.40	$31.47	$50.22
June 29, 2007	$64.65	$50.06	$57.15
September 30, 2007	$62.00	$42.64	$46.02
December 31, 2007	$65.50	$44.53	$47.70
March 26, 2008*	$48.35	$26.55	$30.73

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSO

Initial price: $30.73

Protection level: 60.00%

Protection price: $18.44

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.541490

Coupon: 13.75% per annum

Maturity: September 30, 2008

Dividend yield: 1.39% per annum

Coupon amount per monthly: $11.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.875%	100.70%
+90%	6.875%	90.70%
+80%	6.875%	80.70%
+70%	6.875%	70.70%
+60%	6.875%	60.70%
+50%	6.875%	50.70%
+40%	6.875%	40.70%
+30%	6.875%	30.70%
+20%	6.875%	20.70%
+10%	6.875%	10.70%
+5%	6.875%	5.70%

0%	6.875%	0.70%

	Protection Price Ever Breached?
	NO	YES
-5%	6.875%	1.875%	-4.30%
-10%	6.875%	-3.125%	-9.30%
-20%	6.875%	-13.125%	-19.30%
-30%	6.875%	-23.125%	-29.30%
-40%	6.875%	-33.125%	-39.30%
-50%	N/A	-43.125%	-49.30%
-60%	N/A	-53.125%	-59.30%
-70%	N/A	-63.125%	-69.30%
-80%	N/A	-73.125%	-79.30%
-90%	N/A	-83.125%	-89.30%
-100%	N/A	-93.125%	-99.30%

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company provides retail, commercial and corporate banking services through banking stores located in 23 states. It also provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment.

The Company has three operating segments for management purposes: Community Banking, Wholesale Banking and Wells Fargo Financial.

The linked share’s SEC file number is: 001-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$25.38	$21.45	$24.70
June 28, 2002	$26.72	$24.06	$25.03
September 30, 2002	$26.50	$20.75	$24.08
December 31, 2002	$25.80	$21.65	$23.44
March 31, 2003	$24.57	$21.65	$22.50
June 30, 2003	$26.02	$22.51	$25.20
September 30, 2003	$26.86	$24.45	$25.75
December 31, 2003	$29.59	$25.84	$29.45
March 31, 2004	$29.49	$27.99	$28.34
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 30, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
March 26, 2008*	$34.56	$24.42	$30.81

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $30.81

Protection level: 70.00%

Protection price: $21.57

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.456994

Coupon: 12.50% per annum

Maturity: September 30, 2008

Dividend yield: 4.00% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.25%	102.00%
+90%	6.25%	92.00%
+80%	6.25%	82.00%
+70%	6.25%	72.00%
+60%	6.25%	62.00%
+50%	6.25%	52.00%
+40%	6.25%	42.00%
+30%	6.25%	32.00%
+20%	6.25%	22.00%
+10%	6.25%	12.00%
+5%	6.25%	7.00%

0%	6.25%	2.00%

	Protection Price Ever Breached?
	NO	YES
-5%	6.25%	1.25%	-3.00%
-10%	6.25%	-3.75%	-8.00%
-20%	6.25%	-13.75%	-18.00%
-30%	6.25%	-23.75%	-28.00%
-40%	N/A	-33.75%	-38.00%
-50%	N/A	-43.75%	-48.00%
-60%	N/A	-53.75%	-58.00%
-70%	N/A	-63.75%	-68.00%
-80%	N/A	-73.75%	-78.00%
-90%	N/A	-83.75%	-88.00%
-100%	N/A	-93.75%	-98.00%

Exxon Mobil Corporation

According to publicly available information, Exxon Mobil Corporation (the “Company”), formerly named Exxon Corporation, was incorporated in the State of New Jersey in 1882. Divisions and affiliated companies of the Company operate or market products in the United States and most other countries of the world. The Company’s principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The Company is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. The Company also has interests in electric power generation facilities. Affiliates of the Company conduct extensive research programs in support of these businesses.

The linked share’s SEC file number is 001-02256.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$44.29	$37.80	$43.83
June 28, 2002	$44.54	$38.50	$40.92
September 30, 2002	$41.10	$29.86	$31.90
December 31, 2002	$36.50	$32.03	$34.94
March 31, 2003	$36.60	$31.58	$34.95
June 30, 2003	$38.45	$34.20	$35.91
September 30, 2003	$38.50	$34.90	$36.60
December 31, 2003	$41.13	$35.05	$41.00
March 31, 2004	$43.40	$39.91	$41.59
June 30, 2004	$45.53	$41.46	$44.41
September 30, 2004	$49.62	$44.20	$48.33
December 31, 2004	$52.05	$48.20	$51.26
March 31, 2005	$64.35	$49.25	$59.60
June 30, 2005	$61.72	$52.80	$57.47
September 30, 2005	$65.96	$57.60	$63.54
December 30, 2005	$63.89	$54.51	$56.17
March 31, 2006	$63.95	$56.87	$60.86
June 30, 2006	$65.00	$56.65	$61.35
September 29, 2006	$71.22	$61.64	$67.10
December 29, 2006	$79.00	$64.84	$76.63
March 30, 2007	$76.35	$69.02	$75.45
June 29, 2007	$86.58	$75.28	$83.88
September 30, 2007	$93.66	$78.76	$92.56
December 31, 2007	$95.27	$83.37	$93.69
March 26, 2008*	$94.74	$77.56	$86.26

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 26, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XOM

Initial price: $86.26

Protection level: 80.00%

Protection price: $69.01

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.592859

Coupon: 9.50% per annum

Maturity: September 30, 2008

Dividend yield: 1.62% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.75%	100.81%
+90%	4.75%	90.81%
+80%	4.75%	80.81%
+70%	4.75%	70.81%
+60%	4.75%	60.81%
+50%	4.75%	50.81%
+40%	4.75%	40.81%
+30%	4.75%	30.81%
+20%	4.75%	20.81%
+10%	4.75%	10.81%
+5%	4.75%	5.81%

0%	4.75%	0.81%

	Protection Price Ever Breached?
	NO	YES
-5%	4.75%	-0.25%	-4.19%
-10%	4.75%	-5.25%	-9.19%
-20%	4.75%	-15.25%	-19.19%
-30%	N/A	-25.25%	-29.19%
-40%	N/A	-35.25%	-39.19%
-50%	N/A	-45.25%	-49.19%
-60%	N/A	-55.25%	-59.19%
-70%	N/A	-65.25%	-69.19%
-80%	N/A	-75.25%	-79.19%
-90%	N/A	-85.25%	-89.19%
-100%	N/A	-95.25%	-99.19%